Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

EQUITY BANCSHARES, INC.,

TRUMAN MERGER SUB, INC.

AND

ROCKHOLD BANCORP.

Dated as of December 5, 2023

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Section 11.18	Amendment	65
Section 11.19	No Third Party Beneficiaries	65

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EXHIBITS

Exhibit “A”	Form of Written Consent of Sole Shareholder

Exhibit “B”	Form of Director Support Agreement

Exhibit “C”	Form of Bank Merger Agreement

Exhibit “D”	Form of Employment Agreement

Exhibit “E”	Form of Director Release

Exhibit “F”	Form of Officer Release

Exhibit “G”	Form of Deposit Retention Agreement

SCHEDULES

RBI Confidential Schedule

RBI Trust Confidential Schedule

EQBK Confidential Schedule

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is effective as of December 5, 2023, by and among Equity Bancshares, Inc. (“EQBK”), a Kansas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), Truman Merger Sub, Inc. (“Merger Sub”), a Missouri corporation and wholly owned subsidiary of EQBK, Rockhold BanCorp. (“RBI”), a Missouri corporation and registered bank holding company under the BHCA, and Rennetta A. Rockhold, in her capacity as trustee of, and on behalf of, The Rockhold BanCorp Stock Trust, a trust created under the law of the State of Missouri and the sole shareholder of RBI (collectively, such trustee and trust, the “RBI Trust”).

RECITALS

WHEREAS, EQBK owns all of the common stock of Equity Bank, a Kansas state bank with its principal office in Andover, Kansas (“Equity Bank”);

WHEREAS, RBI owns all of the common stock of Bank of Kirksville, a Missouri state bank with its principal office in Kirksville, Missouri (the “Bank”);

WHEREAS, the RBI Trust owns all the common stock of RBI;

WHEREAS, the Board of Directors of EQBK (the “EQBK Board”) and the Board of Directors of RBI (the “RBI Board”) have determined that it is advisable and in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for in this Agreement;

WHEREAS, upon the recommendation of the RBI Board and in connection with the entry into this Agreement, the RBI Trust has executed a written consent of the sole shareholder in the form attached hereto as Exhibit “A” (the “Shareholder Consent”) approving this Agreement, the Merger and the transactions contemplated hereby;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, EQBK will acquire RBI through the merger of Merger Sub with and into RBI (the “Merger”), with RBI surviving as a wholly owned subsidiary of EQBK;

WHEREAS, immediately following, and in connection with, the Merger, EQBK will cause RBI to be merged with and into EQBK, with EQBK surviving the merger (the “Second Step Merger” and together with the Merger, the “Integrated Mergers”), and immediately following the Second Step Merger, or at such later time as EQBK may determine, EQBK will cause the Bank to be merged with and into Equity Bank, with Equity Bank surviving the merger (the “Bank Merger”);

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement for EQBK to enter into this Agreement, certain directors of RBI have entered into Director Support Agreements in the form attached hereto as Exhibit “B” (the “Director Support Agreement”) in connection with the Merger; and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby:

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:

ARTICLE I

THE MERGER

Section 1.01 Merger of Merger Sub with and into RBI. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub will merge with and into RBI in accordance with the General and Business Corporation Law of Missouri and Chapter 351 of the Missouri Revised Statutes (“MRS”). RBI will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue its corporate existence under the MRS as a wholly owned subsidiary of EQBK. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

Section 1.02 Effects of the Merger. The Merger will have the effects set forth in the Section 351.450 of the MRS. The name of the Surviving Corporation will be “Rockhold BanCorp.”

Section 1.03 Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and bylaws of RBI, as in effect immediately before the Effective Time, will be the articles of incorporation and bylaws of the Surviving Corporation until thereafter changed or amended as provided by Law.

Section 1.04 Directors and Officers. The directors and officers, respectively, of Merger Sub at the Effective Time will become the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation or as otherwise provided by Law.

Section 1.05 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of EQBK, Merger Sub, RBI or any holder of record of the following securities:

(a) Each share of Class A common stock, par value $0.01 per share, of EQBK (“EQBK Class A Stock”) and Class B common stock, par value $0.01 per share of EQBK (“EQBK Class B Stock”), issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding and shall not be affected by the Merger.

(b) Each share of common stock, no par value, of RBI (the “RBI Stock”) issued and outstanding immediately prior to the Effective Time, except for the Canceled Shares, shall cease to be outstanding and shall automatically be converted into and become the right to receive, without interest, the Per Share Merger Consideration (the Per Share Merger Consideration in the aggregate for all shares of RBI Stock entitled to receive the Per Share Merger Consideration under the terms of this Agreement is referred to as the “Merger Consideration”).

(c) At the Effective Time, each share of RBI Stock converted into the right to receive the Per Share Merger Consideration pursuant to this Section 1.05 shall no longer be outstanding and shall automatically be canceled and cease to exist, and each certificate that immediately prior to the Effective Time represented any such shares of RBI Stock shall thereafter cease to have any rights with respect to such shares of RBI Stock, except the right to receive the Per Share Merger Consideration for such shares.

(d) Any shares of RBI Stock that are owned immediately prior to the Effective Time by RBI (including any treasury shares), EQBK or their respective Subsidiaries (other than (i) shares of RBI Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties, and (ii) shares of RBI Stock held in respect of a debt previously contracted) shall be canceled and extinguished without any conversion thereof or consideration therefor (the “Canceled Shares”).

(e) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted automatically into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 1.06 Calculation of Consideration.

(a) For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Adjusted Equity” means the sum of RBI’s capital, surplus and retained earnings accounts, less all intangible assets, calculated as of the Calculation Date and in accordance with GAAP consistently applied, and adjusted to reflect, without duplication, the payment of or accrual for all RBI Merger Costs and any dividends or distributions (whether accrued or paid) through the Closing Date. Adjusted Equity shall not include any deduction for any severance costs related to a Terminated Employee.

(ii) “Adjusted Merger Consideration” means the difference between (A) $44,304,000, minus (B) Equity Adjustment.

(iii) “Calculation Date” means the close of business on the fifth Business Day immediately preceding the Closing Date, or such other date as mutually agreeable to the parties hereto.

(iv) “Equity Adjustment” means the difference between (A) Minimum Equity, minus (B) Adjusted Equity; provided, that if the amount of the Adjusted Equity is greater than the Minimum Equity, then the Equity Adjustment shall be zero.

(v) “Minimum Equity” means $34,169,000.

(vi) “Per Share Merger Consideration” means $1,772.16; provided, however, that if the Equity Adjustment is greater than zero, then the Per Share Merger Consideration shall be equal to (A) the Adjusted Merger Consideration, divided by (B) the number of the shares of RBI Stock outstanding immediately prior to the Effective Time, except for the Canceled Shares.

(vii) “RBI Merger Costs” means (A) the cost of terminating any employment related agreements and obligations (including any non-competition agreements, option agreements or equity based plans), including associated employment taxes; (B) the transaction costs, fees and expenses (including, without limitation, all legal, accounting, and financial advisory fees and expenses, including any cost to obtain any opinion as to the financial fairness of the Merger) incurred by RBI; (C) the payments owed by RBI to those employees and in such amounts listed on RBI Confidential Schedule 1.06, including, without limitation, any severance (other than severance for which EQBK is responsible under this Agreement pursuant to Section 7.07), stay-pay or retention bonus amounts or change in control payments and associated employment taxes (all of which shall be reflected on RBI Confidential Schedule 1.06 including the name of the recipient, the amount of such payment and with respect to any stay-pay or retention bonus arrangements, the date through which the recipient must remain employed by the Surviving Corporation to receive the stay-pay or retention bonus amount); (D) a mutually agreeable estimate of the cost of obtaining a determination letter from the IRS in connection with the termination of any Retirement Plan; (E) any federal or state income Tax obligations, franchise Tax obligations or real property Tax obligations incurred prior to the Effective Time; (F) the accrual or payment of all of the costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid by RBI in connection with any contract termination required pursuant to this Agreement, including, without limitation, all costs, fees, expenses, contract payments, penalties or liquidated damages associated with the termination of the contracts required by Section 6.14(a) and the termination of the data processing, technology or other contracts contemplated by Section 6.14(b) hereof; provided, that for the avoidance of doubt, the costs of terminating the contracts set forth on RBI Confidential Schedule 6.14(a) shall be excluded from RBI Merger Costs; (G) any unrealized gains or any unrealized losses (as the case may be) in RBI’s securities portfolio due to mark-to-market adjustments required by GAAP as of the Calculation Date; (H) a mutually agreeable estimate of the cost of preparing the federal and state income Tax Returns of RBI for the period from January 1, 2023 through the Closing Date; (I) any liabilities (including, without limitation, accrued paid time-off through the Closing Date) that are not recorded as liabilities on RBI’s balance sheet as of the Calculation Date in accordance of GAAP (which for purposes of this clause (I), any GAAP materiality standard shall be disregarded); (J) one-half of the cost of the Tail Policy; and (K) other amounts mutually agreed upon in writing by EQBK and RBI; provided, further, that any amounts paid or incurred by EQBK on behalf of RBI in the aforementioned categories shall constitute RBI Merger Costs. For purposes of the calculation of RBI Merger Costs and Adjusted Equity, (i) any references in the definition of RBI Merger Costs to RBI shall include any and all amounts that any Subsidiary of RBI incurs, accrues or pays, (ii) any dividends (whether paid or declared) by RBI shall have been recorded by RBI as a reduction of Adjusted Equity, and (iii) RBI shall pay or fully accrue all RBI Merger Costs to be paid after the Calculation Date, including mutually agreeable estimates of all RBI Merger Costs to be paid after the Calculation Date.

Section 1.07 Exchange Procedures.

(a) Within five (5) Business Days after EQBK has received each of (i) a surrendered stock certificate or certificate (each, a “Certificate”) representing shares of RBI Stock (or an affidavit of loss in lieu of such Certificate and, if required by EQBK, the posting by such holder of RBI Stock of a bond in such amount as EQBK may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate), (ii) a properly completed letter of transmittal (in a form mutually acceptable to RBI and EQBK), (iii) any customary tax documentation that may be reasonably requested by EQBK, (iv) a true and correct copy of the list of the holders of RBI Stock as of the Closing Date, and (v) a file stamped copy of the Certificate of Merger from the Secretary of State of the State of Missouri, EQBK shall deliver to such holder of RBI Stock the Per Share Merger Consideration with respect to each share of RBI Stock represented by the Certificate, and each Certificate surrendered will be canceled. Until so surrendered, each Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Per Share Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with this Section 1.07.

(b) EQBK shall be entitled to deduct and withhold, if necessary, from any consideration otherwise payable pursuant to this Agreement to any Person such documented and actual amounts as EQBK is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by EQBK and remitted to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by EQBK.

Section 1.08 Special Dividend. On the Closing Date and prior to the Effective Time, RBI may pay a special dividend to the holders of RBI Stock in an aggregate amount (such amount, the “Special Dividend Payment”) equal to the amount by which Adjusted Equity exceeds the Minimum Equity; provided, that for (a) purposes of calculating the amount of the Special Dividend Payment, the calculation of Adjusted Equity shall not be reduced by the amount of the Special Dividend Payment, and (b) the amount of the Special Dividend Payment shall not exceed $17,754,000 (the “Special Dividend Cap”); provided, that if the Closing has not occurred on or before the 120th day after the execution of this Agreement (the “Special Dividend Cap Date”), then the Special Dividend Cap shall be increased by one-half of the net income (which shall exclude any gains on the sale of securities) of RBI for the period beginning the day after the Special Dividend Cap Date to the Calculation Date. For the avoidance of doubt, RBI shall not be permitted to pay a Special Dividend Payment in an amount that would result in the Adjusted Equity after the accrual and payment of such Special Dividend Payment being less than the Minimum Equity.

Section 1.09 Second Step Merger. On the Closing Date and as soon as reasonably practicable following the Effective Time, in accordance with the Kansas General Corporations Code (“KGCC”) and the MRS, EQBK shall cause the Surviving Corporation to be merged with and into EQBK in the Second Step Merger, with EQBK surviving the Second Step Merger and continuing its existence under the Laws of the State of Kansas, and the separate corporate existence of the Surviving Corporation ceasing as of the Second Effective Time. In furtherance of the foregoing, EQBK shall cause to be filed with the Secretary of State of the State of Kansas and the Secretary of State of the State of Missouri, in accordance with the KGCC and the MRS, respectively, a certificate of merger relating to the Second Step Merger (the “Second Certificate of Merger”). The Second Step Merger shall become effective as of the date and time specified in the Second Certificate of Merger (such date and time, the “Second Effective Time”). At and after the Second Effective Time, the Second Step Merger shall have the effects set forth in the applicable provisions of the KGCC and the MRS.

Section 1.10 Bank Merger. Immediately following the Second Step Merger, or at such later time as EQBK may determine in its sole discretion, EQBK will cause the Bank Merger on the terms and subject to the terms and conditions set forth in the Bank Merger Agreement attached hereto as Exhibit “C” (the “Bank Merger Agreement”). Equity Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of the Bank shall cease. The parties agree that the Bank Merger will become effective immediately after the Second Effective Time or at such later time as EQBK may determine. On the date of this Agreement, Equity Bank and the Bank entered into the Bank Merger Agreement. In furtherance of the foregoing, the parties shall execute and cause to be filed applicable articles or certificates of merger and such other documents as are necessary to effectuate the Bank Merger.

Section 1.11 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, EQBK may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no adverse federal or state income tax consequences to the holders of RBI Stock as a result of such modification (taken as a whole and not with respect to any individual holder), (ii) the after tax consideration to be paid (whether as Merger Consideration or Special Dividend Payment) to the holders of RBI Stock is not changed in kind or reduced in amount in any respect, and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or the Closing.

ARTICLE II

THE CLOSING AND THE CLOSING DATE

Section 2.01 Time and Place of the Closing and Closing Date.

(a) On a date mutually acceptable to EQBK and RBI within thirty (30) days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (the “Closing Date”), as may be extended by mutual agreement of the parties for a reasonable period to facilitate a Calculation Date on month-end in the event the parties so agree, a meeting will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in Article VIII and Article IX have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If none of the foregoing conditions then exists or if no party elects to exercise any right it may have to terminate this Agreement, then the parties will execute such documents and instruments as may be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the “Closing”).

(b) The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time specified in the certificate of merger (the “Certificate of Merger”), reflecting the Merger, filed with the Secretary of State of the State of Missouri in accordance with the MRS (the “Effective Time”). The parties will use their commercially reasonable efforts to cause the Effective Time to occur on the same date as the Closing Date, but in no event will the Effective Time occur more than one (1) Business Day after the Closing Date.

(c) The Closing will take place at the offices of Norton Rose Fulbright US LLP located at 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201 at 10:00 a.m. on the Closing Date, or at such other time and place to which the parties may agree.

Section 2.02 Actions to be Taken at the Closing by RBI. At the Closing, RBI and RBI Trust will execute and acknowledge, or cause to be executed and acknowledged, and deliver to EQBK such documents and certificates contemplated to be delivered pursuant to this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the following (all of such actions constituting conditions precedent to the obligations of EQBK to close hereunder):

(a) True, correct and complete copies of RBI’s articles of incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Missouri;

(b) True, correct and complete copies of the Bank’s articles of association and all amendments thereto, duly certified as of a recent date by the Missouri Department of Finance (“Missouri DOF”);

(c) A certificate of good standing from the Secretary of State of the State of Missouri, duly certifying as of a recent date as to the good standing of RBI under the Laws of the State of Missouri;

(d) A certificate of good standing from the Missouri DOF, duly certifying as of a recent date as to the good standing of the Bank under the Laws of the State of Missouri;

(e) A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the “FDIC”), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act, as amended (the “FDIA”);

(f) A letter, dated as of a recent date, from the Federal Reserve Bank of Kansas City, to the effect that RBI is a registered bank holding company under the BHCA;

(g) A certificate, dated as of the Closing Date, executed by the secretary or other appropriate executive officer of RBI, pursuant to which such officer will certify: (i) the due adoption by the RBI Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption and approval by the shareholder of RBI of this Agreement; (iii) the incumbency and true signatures of those officers of RBI duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and the other agreements and documents contemplated hereby and thereby; (iv) that the copy of the Bylaws of RBI attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy; and (v) a true and correct copy of the list of the holders of RBI Stock as of the Closing Date;

(h) A certificate, dated as of the Closing Date, signed by the chief executive officer of RBI, pursuant to which RBI will certify that (i) RBI has satisfied the conditions set forth in Section 9.01 and Section 9.02; and (ii) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to RBI or any of its Subsidiaries, individually or in the aggregate since December 31, 2022;

(i) A certificate, dated as of the Closing Date, signed by the trustee of RBI Trust, pursuant to which RBI Trust will certify that (i) RBI Trust has satisfied the conditions set forth in Section 9.13 and Section 9.14; and (ii) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to RBI Trust, individually or in the aggregate since December 31, 2022;

(j) All consents required from third parties to complete the transactions contemplated by this Agreement, including those listed on RBI Confidential Schedule 2.02(j);

(k) All releases as required under Section 9.06;

(l) a duly executed and completed IRS Form W-9 from RBI Trust dated as of the Closing Date;

(m) A certificate, dated as of the Closing Date, executed by the chief financial officer of RBI certifying the amount of the Adjusted Equity of RBI as of the Calculation Date;

(n) A deposit retention agreement in the form attached hereto as Exhibit “G” executed by the parties named therein;

(o) All corporate seals for RBI and the Bank;

(p) All other documents required to be delivered to EQBK under this Agreement, and all other documents, certificates and instruments as are reasonably requested by EQBK or its counsel.

Section 2.03 Actions to be Taken at the Closing by EQBK. At the Closing, EQBK will execute and acknowledge, or cause to be executed and acknowledged, and deliver to RBI such documents and certificates contemplated to be delivered pursuant to this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the following (all of such actions constituting conditions precedent to the obligations of RBI to close hereunder):

(a) True, correct and complete copies of EQBK’s articles of incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Kansas;

(b) True, correct and complete copies of Merger Sub’s articles of incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Missouri;

(c) A certificate of good standing from the Secretary of State of the State of Kansas, duly certifying as of a recent date as to the good standing of EQBK under the Laws of the State of Kansas;

(d) A certificate of good standing from the Secretary of State of the State of Missouri, duly certifying as of a recent date as to the good standing of Merger Sub under the Laws of the State of Missouri;

(e) A certificate, dated as of the Closing Date, executed by the secretary or other appropriate executive officer of EQBK, pursuant to which such officer will certify: (i) the due adoption by the EQBK Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of EQBK duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and the other agreements and documents contemplated hereby and thereby; (iii) that the copy of the Bylaws of EQBK attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(f) A certificate, dated as of the Closing Date, signed by the secretary or an assistant secretary of Merger Sub, pursuant to which Merger Sub will certify (i) the due adoption by the Board of Directors of Merger Sub of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby, (ii) the due adoption by the sole shareholder of Merger Sub of resolutions authorizing the Merger, this Agreement and the transactions contemplated by the Merger, (iii) the incumbency and true signatures of those officers of Merger Sub duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Merger Sub, and (iv) that the copy of the Bylaws of Merger Sub attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(g) A certificate, dated as of the Closing Date, signed by the chief executive officer of EQBK, pursuant to which EQBK will certify that (i) EQBK has satisfied the conditions set forth in Section 8.01 and Section 8.02; and (ii) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to EQBK since December 31, 2022;

(h) All consents required from third parties to complete the transactions contemplated by this Agreement, including those listed on EQBK Confidential Schedule 2.03(h); and

(i) All other documents required to be delivered to RBI by EQBK under this Agreement, and all other documents, certificates and instruments as are reasonably requested by RBI or its counsel.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RBI

As a material inducement to EQBK and Merger Sub to enter into and perform their obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore and hereafter made by EQBK, except as disclosed in the disclosure schedule delivered by RBI to EQBK before the execution of this Agreement (the “RBI Confidential Schedule”) setting forth items of disclosure with specific reference to the particular section of this Agreement to which the information on the RBI Confidential Schedule relates, RBI and RBI Trust hereby make the following representations and warranties to EQBK as of the date of this Agreement; provided, however, that any information set forth in one section of the RBI Confidential Schedule will be deemed to apply to each other section or subsection of this Agreement expressly referenced in such disclosure; provided, further, that, notwithstanding anything in this Agreement to the contrary, (a) reference to any dollar amounts in any representation or warranty will not be deemed to indicate that such amount is material with respect to or otherwise under any provision under this Agreement, and (b) the inclusion of an item in such RBI Confidential Schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Change on RBI.

Section 3.01 Organization and Qualification.

(a) RBI is a corporation, duly organized, validly existing and in good standing under all Laws of the State of Missouri and is a bank holding company registered under the BHCA. RBI has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the articles of incorporation and bylaws of RBI, as amended to date, have been furnished to EQBK. RBI does not own or control any Affiliate or Subsidiary, other than the Bank. The nature of the business of RBI and its activities do not require it to be qualified to do business in any jurisdiction, except where the failure to obtain such qualification would not have a Material Adverse Change on RBI. RBI has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, other than the Bank or as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by RBI has not been conducted through any other direct or indirect Subsidiary or Affiliate of RBI other than the Bank.

(b) The Bank is a Missouri state bank, duly organized and validly existing under the Laws of the State of Missouri and in good standing under all Laws of the State of Missouri. The Bank has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the articles of incorporation and bylaws of the Bank, as amended to date, have been furnished to EQBK. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, all premiums and assessments required in connection therewith have been paid by the Bank, and no proceedings for the termination of such insurance are pending or threatened. Except as set forth on RBI Confidential Schedule 3.01(b), the Bank does not own or control any Affiliate or Subsidiary. The nature of the business of the Bank does not require it to be qualified to do business in any jurisdiction, except where the failure to obtain such qualification would not have a Material Adverse Change on the Bank. Except as set forth on RBI Confidential Schedule 3.01(b), the Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

Section 3.02 Authority; Execution and Delivery. RBI has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the RBI Board. The RBI Board has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of RBI and its shareholder and has directed that this Agreement and the transactions contemplated hereby be submitted to RBI’s shareholder for execution and approval pursuant to the Shareholder Consent with a recommendation from the RBI Board in favor of adoption and has adopted a resolution to the foregoing effect. RBI has taken all action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by RBI, and each constitutes the legal, valid and binding obligation of RBI, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

Section 3.03 Capitalization.

(a) The entire authorized capital stock of RBI consists solely of 25,000 shares of common stock, no par value, of RBI (the “RBI Stock”). As of the date hereof, 25,000 shares of RBI Stock are issued and outstanding and no shares are held as treasury stock. Except as set forth on RBI Confidential Schedule 3.03(a), there are no (i) outstanding equity securities of any kind or character, or (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, RBI to purchase or otherwise acquire any security of or equity interest in RBI, obligating RBI to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of RBI Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any Person. Such shares of RBI Stock have been issued in compliance with the securities Laws of the United States and the states in which such shares of RBI Stock were issued. There are no restrictions applicable to the payment of dividends on the shares of RBI Stock except pursuant to Law, and all dividends declared before the date of this Agreement have been paid. No bonds, declarations, notes, or other indebtedness having the right to vote on any maters on which Shareholders of RBI may vote are issued and outstanding.

(b) The entire authorized capital stock of the Bank consists solely of thirty-seven (37) shares of common stock of the Bank (“Bank Stock”). As of the date hereof, thirty-seven (37) shares are issued and outstanding and no shares are held as treasury stock. There are no (i) outstanding equity securities of any kind or character, or (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to purchase or otherwise acquire any security of or equity interest in the Bank, obligating the Bank to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of Bank Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of Bank Stock have been issued in compliance with the securities Laws of the United States and the State of Missouri. There are no restrictions applicable to the payment of dividends on the shares of Bank Stock except pursuant to Law, and all dividends declared before the date of this Agreement have been paid.

(c) Except as set forth on RBI Confidential Schedule 3.03(c), RBI owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any Liens whatsoever, and all such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of RBI has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

Section 3.04 Compliance with Laws, Permits and Instruments.

(a) RBI and each of its Subsidiaries have performed and abided by all obligations required to be performed by it to the date hereof, and have with, and is in compliance with, and is not in default (and with the giving of notice or the passage of time will not be in default) under, or in violation of, (i) any provision of the articles of incorporation of RBI or any of its Subsidiaries, the bylaws or other governing documents of RBI or any of its Subsidiaries (collectively, the “RBI Constituent Documents”), (ii) any provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to RBI, its Subsidiaries or their respective assets, operations, properties or businesses, or (iii) any Law or Order of any Governmental Entity applicable to RBI or any of its Subsidiaries or their respective assets, operations, properties or businesses, except in the case of clauses (ii) and (iii), where any such noncompliance, default or violation, in the aggregate, would not have a Material Adverse Change on RBI or any Subsidiary of RBI.

(b) The execution, delivery and performance of this Agreement (provided the required regulatory approvals are subsequently obtained) and the other agreements contemplated hereby, and the completion of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) the RBI Constituent Documents, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to RBI or any of its Subsidiaries or their respective assets, operations, properties or businesses, or (iii) any material Order or Law applicable to RBI or any of its Subsidiaries or their respective assets, operations, properties or businesses.

Section 3.05 Financial Statements.

(a) RBI has furnished to EQBK true and complete copies of:

(i) the unaudited consolidated balance sheets of RBI and its Subsidiaries as of December 31, 2020, 2021 and 2022, the unaudited consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows of RBI and its Subsidiaries for the years ended December 31, 2020, 2021 and 2022, and the unaudited consolidated balance sheet of RBI and its Subsidiaries as of September 30, 2023, the unaudited consolidated statements of income and changes in shareholders’ equity of RBI and its Subsidiaries for the nine-month period ended September 30, 2023; and

(ii) the unaudited balance sheets of the Bank as of December 31, 2020, 2021 and 2022, the unaudited statements of income, comprehensive income, changes in shareholders’ equity and cash flows of the Bank for the years ended December 31, 2020, 2021 and 2022, and the unaudited balance sheet of the Bank as of September 30, 2023, and the unaudited statements of income and changes in shareholders’ equity of the Bank for the nine-month period ended September 30, 2023 (collectively, such financial statements listed in Section 3.05(a)(i) and (ii) the “RBI Financial Statements”).

(b) The RBI Financial Statements (including the related notes) complied as to form, as of their respective dates, in all material respects with applicable accounting requirements, have been prepared according to generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), fairly present, in all material respects, the consolidated financial condition of RBI and the Bank at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end adjustments that were not material in amount or effect), and the accounting records underlying the RBI Financial Statements accurately and fairly reflect in all material respects the transactions of RBI. The RBI Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(c) RBI has furnished EQBK true and complete copies of the Reports of Condition and Income as of September 30, 2023 and for the years ended December 31, 2020, 2021 and 2022 (the “Call Reports”), for the Bank. The Call Reports fairly present, in all material respects, the financial position of the Bank and the results of its operations at the date and for the period indicated in that Call Report in conformity with the instructions to the Call Report. The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with GAAP as applied to banking institutions and in accordance with all applicable rules and regulations. The allowance for loan losses account for the Bank is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank; provided, however, that no representation or warranty is made as to the sufficiency of collateral securing or the collectability of such loans.

(d) Neither RBI nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among RBI and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, RBI or any of its Subsidiaries in RBI’s or such Subsidiary’s financial statements.

Section 3.06 Undisclosed Liabilities. Except for (a) liabilities and obligations incurred in the ordinary course of business since the date of the latest balance sheet contained in the RBI Financial Statements, (b) liabilities and obligations disclosed in accordance with GAAP in the appropriate Call Reports or liabilities and obligations disclosed in accordance with GAAP in the appropriate RBI Financial Statements (and on or prior to the Closing, disclosed in accordance with GAAP in the appropriate RBI Financial Statements), and (c) liabilities and obligations incurred in connection with the Merger or otherwise as contemplated by this Agreement, neither RBI nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) and there is no basis for any Proceeding, Order or claim that could give rise to any liability or obligation, whether or not the same would have been required to be reflected or reserved against in the RBI Financial Statements if it had existed on or before the date of the latest balance sheet contained therein.

Section 3.07 Litigation.

(a) Except as set forth on RBI Confidential Schedule 3.07, neither RBI nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of RBI, threatened, Proceeding against RBI or any of its Subsidiaries, nor to the Knowledge of RBI, is there any basis for any proceeding, claim or any action against RBI or any of its Subsidiaries. There is no Order imposed upon RBI or any of its Subsidiaries or the assets or Property of RBI or any of its Subsidiaries that has resulted in, or is reasonably likely to result in, a Material Adverse Change as to RBI or any of its Subsidiaries.

(b) No Proceeding is pending or, to the Knowledge of RBI, threatened against RBI or any of its Subsidiaries that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by RBI or any of its Subsidiaries pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 3.08 Consents and Approvals. Except as set forth on RBI Confidential Schedule 3.08, no approval, consent, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or other third party is required on the part of RBI or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the completion by RBI or any of its Subsidiaries of the transactions contemplated hereby or thereby.

Section 3.09 Title to Assets. RBI Confidential Schedule 3.09 identifies all real property, other than foreclosed Other Real Estate Owned Property (“OREO Property”) that, as of the date of this Agreement is (i) owned by RBI or any of its Subsidiaries (“Owned Real Property”), or (ii) leased pursuant to which RBI or any of its Subsidiaries is a party, either as a lessor or lessee (“Leased Real Property”). RBI or any of its Subsidiaries (a) has good and marketable title to all its Owned Real Property; (b) holds valid and enforceable leases for all its Leased Real Property; (c) owns all of its personal property reflected on the RBI Financial Statements; and (d) holds valid and enforceable leases for all leased personal property used by RBI or any of its Subsidiaries, in each case free and clear of all mortgages and all other Liens, except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby, or which, individually or in the aggregate, would not have a Material Adverse Change on RBI.

Section 3.10 Absence of Certain Changes or Events. Except as set forth on RBI Confidential Schedule 3.10, since December 31, 2022, RBI and each of its Subsidiaries has conducted its business only in the ordinary course and has not:

(a) other than as set forth in or contemplated by this Agreement, incurred any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

(b) discharged or satisfied any material Lien or paid any material obligation or liability, whether absolute or contingent, due or to become due, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

(c) increased the shares of RBI Stock or Bank Stock outstanding or its surplus (as calculated in accordance with the instructions to the Call Report), or declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

(d) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(e) acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person);

(f) mortgaged, pledged or subjected to Lien any of its material property, business or assets, tangible or intangible, except (i) Permitted Encumbrances, (ii) pledges of assets to secure public fund deposits, and (iii) those assets and properties disposed of for fair value since the applicable dates of the RBI Financial Statements or the Call Reports;

(g) sold, transferred, leased to others or otherwise disposed of any of its material assets (except for assets disposed of for fair value) or canceled or compromised any material debt or claim, or waived or released any material right or claim, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(h) terminated, canceled or surrendered, or received any written notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss which, individually or in the aggregate, may reasonably be expected to constitute a Material Adverse Change on RBI;

(i) disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any material license or Proprietary Right or modified any existing rights with respect thereto;

(j) made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, other than as provided in any written agreement or normal annual salary increases consistent with past practice that will not exceed 3%, in the aggregate, of the total salaries of such Persons, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except to the extent required by Law or as contemplated by this Agreement;

(k) except for improvements or betterments relating to Properties, made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

(l) instituted, had instituted against it, settled or agreed to settle any litigation, action or Proceeding prior to any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $10,000;

(m) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any Contract or commitment, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(n) entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any Person, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(o) sold, or disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(p) made any, or acquiesced with any, change in any accounting methods, principles or practices except as required by GAAP or to the extent required by Law;

(q) sold (provided, however, that payment at maturity is not deemed a sale) or purchased any investment securities in an aggregate amount of $500,000 or more, other than purchases of obligations of the U.S. Treasury (or any agency thereof) with a duration of four (4) years or less and an AA rating by at least one nationally recognized ratings agency;

(r) made, renewed, extended the maturity of, or altered any of the terms of any loan to any single borrower and his related interests in excess of the principal amount of $500,000; for the avoidance of doubt, this Section 3.10(r) shall not prohibit any loan or require RBI or any Subsidiary thereof to obtain the consent of EQBK in order to make any loan, and any loans made in excess of the principal amount of $500,000 between the date of this Agreement and the Closing Date and any such loans will be set forth on RBI’s supplemental disclosure schedules provided to EQBK pursuant to Section 6.18;

(s) made, changed or rescinded any Tax election, changed any Tax accounting method or Tax accounting period, amended any Tax Return, settled or compromised any Proceeding or controversy relating to any Tax or Tax Return, entered into any closing agreement or other contract or agreement with any Governmental Entity with respect to any Tax or Tax Return, or consented to any extension or waiver of any statute of limitations periods with respect to the assessment or collection of any Tax;

(t) renewed, extended the maturity of, or altered any of the terms of any loan classified by RBI as “special mention,” “substandard,” or “impaired” or other words of similar import; or

(u) entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections (a) through (t) above.

Section 3.11 Leases, Contracts and Agreements.

(a) RBI Confidential Schedule 3.11(a) sets forth a complete listing, as of September 30, 2023, of all contracts to which RBI or any of its Subsidiaries is a party (collectively, the “Listed Contracts”) that:

(i) relate to real property used by RBI or any of its Subsidiaries in its operations (such contracts being referred to herein as the “Leases”);

(ii) relate in any way to the assets or operations of RBI or any of its Subsidiaries and involves payments to or by RBI or any of its Subsidiaries of at least $10,000 per year;

(iii) contain any right of first refusal or option to purchase in favor of a third party;

(iv) limits the ability of RBI or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or that upon consummation of the Merger will restrict the ability of EQBK or any of its Affiliates to engage in any line of business in which a bank holding company may lawfully engage;

(v) obligates RBI or its Subsidiaries (or, following the consummation of the transactions contemplated hereby, EQBK and its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis, or that grants any Person other than RBI or any of its Subsidiaries “most favored nation” status or similar rights;

(vi) relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;

(vii) relates to indebtedness for borrowed money of RBI or any of its Subsidiaries;

(viii) provides for potential indemnification payments by RBI or any of its Subsidiaries or the potential obligation of RBI or any of its Subsidiaries to repurchase loans;

(ix) provides any rights to investors in RBI, including registration, preemptive or antidilution rights or rights to designate members of or observers to RBI’s or any of its Subsidiaries’ Board of Directors;

(x) is a data processing/technology contracts, software programming or licensing contract;

(xi) requires a consent to, waiver of or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated by this Agreement;

(xii) limits the payment of dividends by the Bank or any other Subsidiary of RBI;

(xiii) relates to the employment or services of any officers or directors of RBI or any of its Subsidiaries;

(xiv) relates to or provides for any severance, stay-pay or retention bonus amounts or change in control payments payable by RBI or any of its Subsidiaries or Affiliates to any current or former employees, officers, directors, consultants or other persons; or

(xv) was otherwise not entered into in the ordinary course of business or that is material to RBI or any of its Subsidiaries or its financial condition or results of operations.

(b) For the purposes of this Agreement, the term “Listed Contracts” does not include (i) loans made by, (ii) unfunded loan commitments made by, (iii) letters of credit issued by, (iv) loan participations of, (v) Federal funds sold or purchased by, (vi) repurchase agreements made by, (vii) bankers acceptances of, or (viii) deposit liabilities of, RBI or the Bank.

(c) No participations or loans have been sold by RBI or any Subsidiary thereof that have buy back, recourse or guaranty provisions that create contingent or direct liability to RBI or any of its Subsidiaries. All of the Listed Contracts are legal, valid and binding obligations of the parties to the contracts enforceable according to their terms subject to the Bankruptcy Exception.

(d) True and correct copies of all Listed Contracts, and all amendments thereto, have been furnished to EQBK.

(e) All rent and other payments by RBI and each of its Subsidiaries under the Listed Contracts are current, there are no existing material defaults by RBI or any of its Subsidiaries under the Listed Contracts and, to the Knowledge of RBI, no termination, condition or other event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder.

(f) Except as set forth on RBI Confidential Schedule 3.11(f), since September 30, 2023, neither RBI nor any of its Subsidiaries has entered into any contracts of the type described under Section 3.11(a)(i) – (xv).

Section 3.12 Taxes.

(a) RBI and each of its Subsidiaries have duly and timely filed all Tax Returns that they were required to file under applicable Laws with the appropriate Governmental Entity. All such Tax Returns are true, correct and complete in all material respects and have been prepared in compliance with all applicable Laws. All Taxes due and owing by RBI and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely and properly paid to the appropriate Governmental Entity. Neither RBI nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No written claim (or, to the Knowledge of RBI, any other claim) has been made by a Governmental Entity in a jurisdiction where RBI or any of its Subsidiaries, as applicable, does not file a particular Tax Return or pay a particular Tax that indicates that RBI or its Subsidiary, as applicable, is or may be required to file such Tax Return or pay such Tax. Other than Permitted Encumbrances, there are no Liens for Taxes upon any of the assets of RBI or any of its Subsidiaries.

(b) RBI and each of its Subsidiaries have collected or withheld and duly paid to, or deposited with, the appropriate Governmental Entity all Taxes required to have been collected or withheld and so paid or deposited by it. RBI and each of its Subsidiaries is in compliance with, and RBI’s and each of its Subsidiaries’ records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting and Tax withholding requirements.

(c) There is no Proceeding, audit, assessment, dispute or claim concerning any Tax liability or Tax Return of RBI or any of its Subsidiaries either (i) pending or ongoing, (ii) claimed or raised by any Governmental Entity in writing, or (iii) as to which RBI or any of its Subsidiaries has Knowledge. To the Knowledge of RBI, no Governmental Entity has threatened to assess additional Taxes for any period, which threat remains outstanding. All Tax deficiencies asserted, or assessments made, against RBI or any of its Subsidiaries have been fully paid or finally resolved.

(d) True and complete copies of all Tax Returns of RBI and each of its Subsidiaries, as filed with the Governmental Entity, and all examination reports, statements or notices of proposed deficiency or other similar documents that have been issued to RBI or any of its Subsidiaries from a Governmental Entity, for the years or periods ended on or after December 31, 2020, have been furnished or otherwise made available to EQBK. Neither RBI nor any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Tax, which waiver or extension remains in effect (excluding extensions that arose as a result of automatic extensions of time to file Tax Returns to the extent such extension was obtained in the ordinary course of business).

(e) Neither RBI nor any of its Subsidiaries is or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither RBI nor any of its Subsidiaries is subject to Tax in any jurisdiction outside the United States by virtue of (i) having a permanent establishment or other place of business outside of the United States or (ii) having a source of income in that jurisdiction.

(f) Neither RBI nor any of its Subsidiaries is a party to or bound by any Tax allocation, indemnification nor sharing agreement, other than agreements between RBI or any of its Subsidiaries and unrelated third parties that originated and have been maintained in the ordinary course of business and no principle purpose of which was or has been Taxes.

(g) Neither RBI nor any of its Subsidiaries have (i) been a member of any group filing a consolidated, affiliated, combined, unitary or other similar Tax Return covering more than one legal entity (other than a group the common parent of which was RBI), nor (ii) any liability for the Taxes of any Person other than RBI and its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor, by contract or under applicable Law.

(h) Neither RBI nor any of its Subsidiaries has participated in any reportable transaction within the meaning of Section 6707A of the Code or Treasury Regulation Section 1.6011-4(b)(1).

(i) Neither RBI nor any of its Subsidiaries has been required to disclose on its federal income Tax Returns any position that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(j) Neither RBI nor any of its Subsidiaries has ever received or sought a private letter ruling from the IRS, or similar ruling from a state or local Governmental Entity. Neither RBI nor any of its Subsidiaries has ever received an information document request, notice of proposed deficiency, or deficiency notice from the IRS (or any comparable ruling from any other Governmental Entity), except for a notice or request that is not currently outstanding and that did not result in an adjustment.

(k) Except as set forth on RBI Confidential Schedule 3.12(k), neither RBI nor any of its Subsidiaries will be required to include any item of income in, nor will RBI or any of its Subsidiaries be required to exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in RBI’s or any of its Subsidiaries’ method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) or other Tax related contract with a Governmental Entity executed on or prior to the close of the Closing Date; (iii) intercompany transaction or excess loss account of RBI or any of its Subsidiaries described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) in existence on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the close of the Closing Date by RBI or any of its Subsidiaries; (v) prepaid amount received or accrued on or prior to the Closing Date by RBI or any of its Subsidiaries, or (vi) use of the cash method of accounting.

(l) Neither RBI nor any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(m) Effective January 1, 2002 (the “S Election Date”), RBI made a valid election to be taxed for federal income tax purposes as a Subchapter S corporation (within the meaning of Sections 1361 and 1362 of the Code and similar S corporation election under state and local law, where applicable) (“S Corporation”) and such election has at all times since the S Election Date remained validly in effect. Effective January 1, 2002 (the “QSSS Election Date”), each Subsidiary of RBI made a valid election to be taxed as a qualified subchapter S subsidiary (within the meaning of Section 1361(b)(3)(B) of the Code and similar election under state and local law, where applicable) (a “QSub”) and such election has at all times since the QSSS Election Date remained validly in effect. Neither RBI nor, to the Knowledge of RBI, any current or former shareholder of RBI, has taken any action that could cause RBI to cease being an S Corporation or any Subsidiary of RBI to cease being a QSub. Neither RBI nor its Subsidiaries is currently liable for any Tax under Sections 1363(d), 1374 or 1375 of the Code (or any similar or corresponding provision of state or local Tax Law). RBI has never (i) acquired assets from another corporation in a transaction in which RBI’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor, or (ii) acquired stock of any corporation that is a “qualified subchapter S subsidiary” within the meaning of Code Section 1361(b)(3)(B). Neither RBI nor its Subsidiaries holds, or has ever held, an interest in an entity treated as a corporation or partnership for federal income tax purposes.

(n) The IRS has never challenged in writing (or, to the Knowledge of RBI, in any other manner) the interest deduction on any of RBI’s or any of its Subsidiaries’ debt on the basis that such debt constitutes equity for federal income tax purposes.

(o) The unpaid Taxes of RBI and each of its Subsidiaries (i) did not, as of September 30, 2023, exceed the current liability accruals for Taxes (excluding any reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the RBI Financial Statements as of September 30, 2023, and (ii) do not exceed such current liability accruals for Taxes (excluding reserves for deferred Taxes established to reflect timing differences between book and Tax income) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of RBI and its Subsidiaries in filing their respective Tax Returns.

(p) Except as set forth on RBI Confidential Schedule 3.12(p), Neither RBI nor any of its Subsidiaries has (i) made an election to defer any portion of any payroll, social security, unemployment, withholding Taxes or other Taxes pursuant to the CARES Act (or any similar election under any applicable Law) beyond the date of this Agreement, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, P.L. 116-127, or (iii) claimed any Tax credits under Section 2301 of the CARES Act or Section 3134 of the Code.

Section 3.13 Insurance. RBI Confidential Schedule 3.13 sets forth an accurate and complete list of all policies of insurance, including fidelity and bond insurance, relating to RBI and each of its Subsidiaries. All such policies are valid, outstanding and enforceable obligations of RBI according to their terms, subject to the Bankruptcy Exception. No written notice has been received by RBI of the cancellation, or threatened or proposed cancellation, of any such policy. Neither RBI nor any of its Subsidiaries is in default with respect to any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Neither RBI nor any of its Subsidiaries have been refused any insurance with respect to its assets or operations by any insurance carrier to which RBI or any of its Subsidiaries have applied for any such insurance within the last two (2) years. Each property of RBI and each of its Subsidiaries is insured for an amount deemed adequate by RBI’s management, as applicable, against risks customarily insured against. There have been no claims under any fidelity bonds of RBI or any of its Subsidiaries within the last three (3) years.

Section 3.14 No Material Adverse Change. There has not been any Material Adverse Change with regard to or affecting RBI or any of its Subsidiaries since December 31, 2022, nor, has any event or condition occurred that has resulted, or is reasonably likely to result, in a Material Adverse Change on RBI or any of its Subsidiaries or that could materially affect RBI’s or any of its Subsidiaries’ ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby.

Section 3.15 Proprietary Rights. Neither RBI nor any of its Subsidiaries owns or requires the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (“Proprietary Rights”) for its business or operations. To the Knowledge of RBI, neither RBI nor any of its Subsidiaries is infringing upon or otherwise acting adversely to, and have not infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other Person or Persons. There is no claim or action by any such Person pending, or to RBI’s Knowledge, threatened, with respect thereto. To the Knowledge of RBI, no third party has ever gained unauthorized access to any information technology networks controlled by and material to the operation of the business of RBI and its Subsidiaries.

Section 3.16 Transactions with Certain Persons and Entities. Except as set forth on RBI Confidential Schedule 3.16 and excluding deposit liabilities, there are no outstanding amounts payable to or receivable from, or advances by RBI or any of its Subsidiaries to, and neither RBI nor any of its Subsidiaries is otherwise a creditor to, any director or executive officer of RBI or any of its Subsidiaries nor is RBI or any of its Subsidiaries a debtor to any such person other than as part of the normal and customary terms of such person’s employment or service as a director of RBI or any of its Subsidiaries. Neither RBI nor any of its Subsidiaries uses any asset owned by any shareholder or any present or former director or executive officer of RBI or any of its Subsidiaries, or any Affiliate thereof, in the operations (other than personal belongings of such executive officers and directors located in RBI’s or any of its Subsidiaries’ premises the removal of which would not have a material effect on RBI), nor do any of such persons own or have the right to use real property that is adjacent to property on which RBI’s or any of its Subsidiaries’ facilities are located. Except as set forth on RBI Confidential Schedule 3.16, deposits, benefit plans, described on RBI Confidential Schedule 3.28(a), and employment agreements described on RBI Confidential Schedule 3.11(a), neither RBI nor any of its Subsidiaries is a party to any transaction or contract with any director or executive officer of RBI or any of its Subsidiaries.

Section 3.17 Evidences of Indebtedness. All evidences of indebtedness and Leases included in the Financial Statements are the legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms, subject to the Bankruptcy Exception, and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against RBI or any of its Subsidiaries or the present holder thereof. The credit files of RBI and the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to RBI that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectability of the loan portfolio of RBI or the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). Neither RBI nor the Bank makes any representations or warranties with respect to the current collectability of the loans, the current value of the collateral securing the loans, or the current creditworthiness of any makers, guarantors or obligors thereof. RBI and the Bank have disclosed all of the special mention, substandard, doubtful, loss, nonperforming or problem loans of RBI and the Bank on the internal watch list of RBI or the Bank as of September 30, 2023, a copy of which has been furnished to EQBK. Neither RBI nor any of its Subsidiaries has received written notice of, any past or present conditions, events, activities, practices or incidents that may result in a material violation of any Environmental Law with respect to any real property securing any indebtedness reflected as an asset of RBI. With respect to any loan or other evidence of indebtedness all or a portion of which has been sold to or guaranteed by any Governmental Entity, including the Small Business Administration, each of such loans was made in material compliance and conformity with all relevant Laws and procedures such that such Governmental Entity’s guaranty of such loan is effective during the term of such loan in all material respects.

Section 3.18 Condition of Assets. The Owned Real Property and the regularly used personal property that is owned by RBI or the Bank has been reasonably maintained and is in good and serviceable condition, ordinary wear and tear excepted.

Section 3.19 Environmental Compliance.

(a) RBI and each of its Subsidiaries, operations and Properties are in material compliance with all Environmental Laws. RBI is not aware of, nor has RBI or any of its Subsidiaries received written notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of RBI or any of its Subsidiaries with all Environmental Laws.

(b) RBI and each of its Subsidiaries have obtained all material permits, licenses and authorizations that are required by it under all Environmental Laws, all such permits are in full force and effect, there exists no basis for revocation or suspension of the permits, and the permits will not be affected by the transactions contemplated herein.

(c) To the Knowledge of RBI, no Hazardous Materials exist on, about or within any of the Properties, nor has any Hazardous Materials previously existed on, under, about or within or have been used, generated, stored, or transported from any of the Properties in violation of Environmental Laws. The use that RBI and each of its Subsidiaries makes of the Properties will not result in the use, generation, storage, transportation or accumulation of any Hazardous Material on, in or from any of the Properties in violation of Environmental Laws.

(d) There is no Proceeding by any Governmental Entity pending or, to RBI’s Knowledge, threatened against RBI, any of its Subsidiaries or, to RBI’s Knowledge, pending or threatened against any other Person in connection with any Property, arising in any way under any Environmental Law. To the Knowledge of RBI, neither RBI nor any of its Subsidiaries have any liability for remedial action under any Environmental Law. Neither RBI nor any of its Subsidiaries received any written request for information by any Governmental Entity with respect to the condition, use or operation of any of the Properties, nor has RBI or any of its Subsidiaries received any written notice from any Governmental Entity or other Person with respect to any violation of or claimed or potential liability under any Environmental Law.

(e) To the Knowledge of RBI, no Hazardous Materials have been disposed of on, or released to, or from, any of the Properties by RBI, and, to RBI’s Knowledge, no Hazardous Materials are present in or on the soil, sediments, surface water or ground water on, under, or migrating from any of the Properties in concentrations that would give rise to an obligation to conduct a remedial action pursuant to Environmental Laws.

(f) None of the following exists at any property or facility owned or operated by RBI or any of its Subsidiaries: (i) under or above ground storage tanks, (ii) friable asbestos-containing material in damaged condition, (iii) materials or equipment containing polychlorinated biphenyls which are in damaged condition and causing releases to the environment, or (iv) landfills, surface impoundments, or disposal areas for Hazardous Materials.

(g) None of the Properties currently owned or operated by RBI or any of its Subsidiaries is encumbered by a Lien arising or imposed under any Environmental Law.

(h) The transactions contemplated by this Agreement will not result in any liabilities for site investigation or cleanup imposed by any Governmental Entity pursuant to Environmental Laws, or required the consent of any Person, pursuant to any of the so-called “transaction triggered” or “responsible property transfer” Environmental Laws.

(i) Neither RBI nor any of its Subsidiaries, either expressly or by operation of Law, has assumed or undertaken any Hazardous Materials-related obligation for investigation, remedial action, or ongoing monitoring of any other Person under any Environmental Law.

(j) RBI has furnished to EQBK copies of reports in its possession discussing the environmental condition of any Property and any violations of Environmental Law relating to any Property.

Section 3.20 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by RBI and any of its Subsidiaries with any Regulatory Agency, including the Federal Reserve, FDIC and the Missouri DOF, have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects. Neither RBI nor any of its Subsidiaries is or has been within the last five (5) years subject to any commitment letter, memorandum of understanding, cease and desist Order, written agreement or other formal or informal administrative action with any such Regulatory Agency. There are no actions or Proceedings pending or, to the Knowledge of RBI, threatened against RBI or any of its Subsidiaries by or before any such Regulatory Agency. Except for normal examinations conducted by bank regulatory agencies in the ordinary course of business, no Regulatory Agency has initiated any Proceeding or, to RBI’s Knowledge, investigation into the business or operations of RBI or any of its Subsidiaries. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of RBI or the Bank. As of the date of this Agreement, RBI is “well-capitalized” (as that term is defined in 12 C.F.R. § 225.2(r)) and “well managed” (as that term is defined is 12 C.F.R. § 225.2(s)). As of the date of this Agreement, the Bank is an “eligible depository institution” (as that term is defined in 12 C.F.R. § 303.2(r)). Notwithstanding the foregoing, neither RBI nor the Bank shall be required to take any action under this Agreement that would cause such party to violate 12 C.F.R. §309.6.

Section 3.21 Absence of Certain Business Practices. To the Knowledge of RBI, neither RBI nor any of its Subsidiaries or any officer, employee or agent of RBI any of its Subsidiaries, or any other Person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of RBI any of its Subsidiaries (or assist RBI any of its Subsidiaries in connection with any actual or proposed transaction) that (a) would subject RBI or any of its Subsidiaries to any damage or penalty in any Proceeding, (b) if not given in the past, would have resulted in a Material Adverse Change, or (c) if not continued in the future would result in a Material Adverse Change or would subject RBI any of its Subsidiaries to suit or penalty in any private or governmental litigation or Proceeding.

Section 3.22 Books and Records. The minute books, stock certificate books and stock transfer ledgers of RBI and each of its Subsidiaries (a) have been maintained in accordance with sound business practices and applicable regulations, (b) are complete and correct in all material respects, (c) the transactions entered therein represent bona fide transactions, and (d) do not fail to reflect any material transactions involving the business of RBI or any of its Subsidiaries that properly should have been set forth therein and that have not been accurately so set forth.

Section 3.23 Forms of Instruments, Etc. RBI has made, and will make, available to EQBK copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by RBI and its Subsidiaries in the ordinary course of its business.

Section 3.24 Fiduciary Responsibilities. RBI and each of its Subsidiaries have performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable Laws.

Section 3.25 Guaranties. Except for items in the process of collection in the ordinary course of business and according to prudent business practices and in compliance with applicable Law, neither RBI nor any of its Subsidiaries have guaranteed the obligations or liabilities of any other Person.

Section 3.26 Voting Trust, Voting Agreements or Shareholders’ Agreements. Except as set forth on RBI Confidential Schedule 3.26, there is no existing voting trust, voting agreement or shareholders’ agreement relating to a right of first refusal with respect to the purchase, sale or voting of any shares of RBI Stock.

Section 3.27 Employee Relationships. RBI and each of its Subsidiaries have complied in all material respects with all Laws relating to its relationships with their employees, and RBI believes that the relationships between RBI’s and each of its Subsidiaries’ employees are good. Except as set forth on RBI Confidential Schedule 3.27, to the Knowledge of RBI, no executive officer or manager of any of the operations of RBI or any of its Subsidiaries or of any group of employees of RBI or any of its Subsidiaries have any present plans to terminate their employment with RBI or any of its Subsidiaries. RBI is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against RBI or any of its Subsidiaries before the National Labor Relations Board and no similar claims pending before any similar state or local or foreign agency. To the Knowledge of RBI, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of RBI or any of its Subsidiaries, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. RBI and each of its Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither RBI nor any of its Subsidiaries is engaged in any unfair labor practice.

Section 3.28 Employee Benefit Plans.

(a) Set forth on RBI Confidential Schedules 3.28(a) is a complete and accurate list of all “employee benefit plans” (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (whether or not such plan is subject to ERISA), all multiple employer and “multiemployer plans” (as defined in the Code or ERISA), all specified fringe benefit plans as defined in Code § 6039D, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, phantom stock, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (qualified or nonqualified, funded or unfunded, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) are sponsored, maintained, administered or contributed to, by RBI or any of its Subsidiaries, or with respect to which RBI or any of its Subsidiaries may have any liability, contingent or otherwise, and (ii) provide benefits, or describe policies or procedures applicable to, or for the welfare of, any current of former officer, director, independent contractor, employee, or service provider of RBI or any of its Subsidiaries, or the dependents or spouses of any such person, regardless of whether funded (the “Employee Plans”). True, accurate and complete copies of the documents comprising each Employee Plan, including each award agreement, trust, funding arrangements (including all annuity contracts, insurance contracts, and other funding instruments), the most current determination, opinion or advisory letter issued by the Internal Revenue Service, Form 5500 Annual Reports (including all schedules and attachments) for the three (3) most recent plan years, documents, records, policies, procedures or other materials related thereto, have been furnished to EQBK. No unwritten amendment exists with respect to any written Employee Plan.

(b) Neither RBI nor any of its Subsidiaries has ever maintained, contributed to, had an obligation to contribute to, or incurred any liability with respect to, either (i) a “multiemployer plan” (as defined in the Code or ERISA) or (ii) an employee pension benefit plan (as defined in ERISA) that is or was subject to Title IV of ERISA or Code §412 or Code §430. Neither RBI nor any of its Subsidiaries has ever participated in any union-sponsored multiemployer welfare benefit fund maintained pursuant to any “employee welfare benefit plan” (as defined ERISA). Neither RBI nor any of its Subsidiaries has ever maintained, had an obligation to contribute to or incurred any liability with respect to a voluntary employees’ beneficiary association that is or was intended to satisfy the requirements of Code §501(c)(9). Each of the Employee Plans is subject only to the Laws of the United States or a political subdivision thereof.

(c) There have been no prohibited transactions (as defined in Code §4975(c)(1)), breaches of fiduciary duty or any other breaches or violations of any Law applicable to the Employee Plans that would directly or indirectly subject RBI, any of its Subsidiaries or any Employee Plan to any taxes, penalties, or other liabilities. Each Employee Plan that is intended to be qualified under Code §401(a) has received a current favorable determination or opinion letter, as applicable. Each such Employee Plan has been operated in compliance with applicable Law and its terms, any related trust is exempt from federal income Tax under Code §501(a), and no event has occurred that will or reasonably could result in the loss of such tax exemption or to liability for any Tax under Code § 511. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to RBI’s Knowledge, none are threatened.

(d) No Employee Plan provides medical, surgical, hospitalization or life insurance benefits (whether or not insured) for employees, former employees, partners or any other person for periods extending beyond their retirements or other terminations of service or relationship with RBI or any of its Subsidiaries, other than coverage mandated by Code §4980B of and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and other similar applicable Law, and neither RBI nor any of its Subsidiaries has made any commitment to provide retiree medical, surgical, hospitalization or life insurance coverage for any current or former employee or partner of RBI or other person (except as required by COBRA and other similar applicable Law). With respect to each Employee Plan that is a group health plan, RBI and its Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of COBRA and the applicable COBRA regulations, (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and (iii) the Patient Protection and Affordable Care Act of 2010, as amended (“PPACA”) and the regulations thereunder, and neither RBI nor any of its Subsidiaries has incurred any liability under Code §4980 or the excise Tax or penalty provisions of PPACA.

(e) The completion of the transactions contemplated by this Agreement will not cause a termination or partial termination, or otherwise accelerate the time of payment, exercise, or vesting, or increase the amount of compensation due to any employee, officer, former employee or former officer of RBI or any of its Subsidiaries except (i) as required by the terms of any Employee Plan provided to EQBK or by applicable Law in connection with a qualified plan or (ii) as contemplated by this Agreement. There are no material surrender charges, penalties, or other costs or fees under an insurance, annuity, or investment contracts or any other similar investment contract that would be imposed by any Person against RBI or any of its Subsidiaries, an Employee Plan, or any other Person, if any insurance, annuity, or investment contract or any other similar investment held by any Employee Plan were liquidated as of the Closing Date.

(f) All contributions to any Employee Plan (including all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due and payable by RBI any of its Subsidiaries on or before the Closing Date have been timely paid to or made with respect to each Employee Plan and, to the extent not presently payable, appropriate reserves have been established for the payment and properly accrued in accordance with GAAP.

(g) No participant, beneficiary or non-participating employee has been denied any benefit due or to become due under any Employee Plan. All obligations required to be performed by RBI and any of its Subsidiaries under any Employee Plan have been performed in all material respects and neither RBI nor any of its Subsidiaries is in default under or in violation of any provision of any Employee Plan. No event has occurred that would constitute grounds for an enforcement action by any party against RBI, any of its Subsidiaries or any fiduciary of any Employee Plan under part 5 of Title I of ERISA under any Employee Plan.

(h) With respect to each “employee benefit plan” (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or within the last six (6) years, by any corporation or trade or business, the employees of which, together with the employees of RBI or any of its Subsidiaries, are required to be treated as employed by a single employer under any of the rules contained in ERISA or Code §414 (the “Controlled Group Plans”):

(i) Each Controlled Group Plan that is a group health plan has been operated and administered in material compliance with (i) the applicable health care continuation and notice provisions of COBRA and the applicable COBRA regulations, (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and (iii) the PPACA and the regulations thereunder, and neither RBI nor any of its Subsidiaries has incurred any liability under Code §4980 or the excise Tax or penalty provisions of PPACA. All Controlled Group Plans that are “group health plans” (as defined in Code §5000(b)(1) and ERISA §733(a)) have been operated up to the Closing in a manner so as to not subject RBI or any of its Subsidiaries to any liability under Code §4980B or §4980D;

(ii) No Controlled Group Plan is a “multiemployer plan” (as defined in the Code or ERISA), an employee pension benefit plan (as defined in ERISA) that is or was subject to Title IV of ERISA or Code §412 or Code §430, or a “multiple employer plan” (as defined in ERISA); and

(iii) Each Controlled Group Plan that provides (or has provided within the past five (5) years) for health, dental, vision, life, disability or similar coverage is fully funded by one or more third-party insurance policies and neither RBI nor any of its Subsidiaries is liable for self-insuring any claims arising under any such Controlled Group Plan.

Each such Controlled Group Plan is included in the listing of Employee Plans on RBI Confidential Schedule 3.28(a).

(i) All Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in all material respects, have been timely filed or distributed to the extent required by Law.

(j) No Employee Plan holds any stock or other securities of RBI or any of its Subsidiaries or provides the opportunity for the grant, purchase or contribution of any such security.

(k) RBI or any of its Subsidiaries may, at any time amend or terminate any Employee Plan that it sponsors or maintains and may withdraw from any Employee Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination.

(l) Each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Code §409A(d)(1) (a “Nonqualified Deferred Compensation Plan”) has, since January 1, 2005, been maintained in good faith operational compliance with Code §409A and each Nonqualified Deferred Compensation Plan is in documentary compliance with Code §409A. Neither RBI nor any of its Subsidiaries is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Code §409A(a)(1)(B). No currently outstanding stock option or other right to acquire RBI Stock or other equity security of RBI or any of its any of its Subsidiaries under any Employee Plan, or the payment of cash based on the value thereof, (A) has, as to any employee of RBI or any of its Subsidiaries, an exercise price that was less than the fair market value of the underlying equity security as of the date such stock option or right was granted, as determined by RBI in good faith and in compliance with the relevant IRS guidance in effect on the date of grant (including, IRS Notice 2005-1 and § 1.409A-1 (b)(5)(iv) of the Treasury Regulations), (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right, or (C) has been granted after December 31, 2004, with respect to any class of stock of RBI or any of its Subsidiaries that is not “service recipient stock” (within the meaning of applicable Treasury Regulations under Code §409A).

Section 3.29 Obligations to Employees.

(a) All accrued obligations and liabilities of RBI, each of its Subsidiaries and all Employee Plans, for payments to trusts (including grantor trusts) or other funds, to any government agency or authority, or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to any of the matters listed below have been timely paid to the extent required by applicable Law or the terms of such plan, contract program, policy, or other governing instruments: (a) withholding taxes, unemployment compensation or social security benefits; (b) all pension, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option, phantom stock and stock appreciation rights plans and agreements; (c) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, retirement, early retirement, severance, reimbursement, bonus or collective bargaining plans and agreements; (d) all executive and other incentive compensation plans, programs, or agreements; (e) all group insurance and health contracts, policies and plans; and (f) all other incentive, welfare (including vacation and sick pay), retirement or employee benefit plans or agreements maintained or sponsored, participated in, or contributed to, by RBI or any of its Subsidiaries for its current or former directors, officers, employees and agents. To the extent that payment of any obligation or liability under any of the foregoing is not currently required, adequate actuarial accruals and reserves for such payments have been and are being made by RBI or its Subsidiaries according to GAAP and applicable Law applied on a consistent basis. All obligations and liabilities of RBI and each of its Subsidiaries for all other forms of compensation that are or may be payable to their current or former directors, officers, employees or agents, or pursuant to any Employee Plan, have been and are being paid to the extent required by applicable Law or by the plan or contract, and adequate actuarial accruals and reserves for payment therefor have been and are being made by RBI and each of its Subsidiaries according to GAAP and generally accepted actuarial principles. All accruals and reserves referred to in this Section are correctly and accurately reflected and accounted for in the RBI Financial Statements and the books, statements and records of RBI and each of its Subsidiaries.

(b) Except as set forth on RBI Confidential Schedule 3.29, there are no payments (whether payable in cash or otherwise) that would be required in connection with the closing of the transactions contemplated by this Agreement by RBI or and of its Subsidiaries or Affiliates to any current or former employees, officers, directors, consultants or other persons or provides for any severance, stay-pay or retention bonus amounts or change in control payments payable.

Section 3.30 Interest Rate Risk Management Instruments. Neither RBI nor any of its Subsidiaries has any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of RBI or any of its Subsidiaries or for the account of a customer of RBI or any of its Subsidiaries.

Section 3.31 Internal Controls. RBI and each of its Subsidiaries maintains in all material respects accurate books and records reflecting its assets and liabilities and maintains in all material respects adequate internal accounting controls that are designed to provide reasonable assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of RBI and to maintain accountability for RBI’s and its Subsidiaries’ assets; (c) access to RBI’s and its Subsidiaries’ assets is permitted only in accordance with management’s authorization; (d) the reporting of RBI’s and its Subsidiaries’ assets is compared with existing assets at regular intervals; and (e) extensions of credit and other receivables are recorded accurately. None of RBI’s or any of its Subsidiaries’ systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which

(including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of RBI, any of its Subsidiaries or their accountants, except as would not, individually or in the aggregate, reasonably be expected to result in a materially adverse effect on the system of internal accounting controls described in the preceding sentence. RBI has not identified any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting. Since December 31, 2019, RBI has not experienced or effected any material change in internal control over financial reporting.

Section 3.32 Community Reinvestment Act. The Bank is in material compliance with the Community Reinvestment Act (the “CRA”) and all regulations issued thereunder, and RBI has furnished to EQBK copies of the Bank’s current CRA Statement and all support papers therefor. The Bank has a rating of not less than “satisfactory” as of its most recent CRA compliance examination and RBI has no Knowledge of any reason why the Bank would not receive a rating of “satisfactory” or better in its next CRA compliance examination or why the FDIC or any other Governmental Entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of the Bank under the CRA.

Section 3.33 Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act. The Bank is in material compliance with the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act and the Equal Credit Opportunity Act and all regulations issued thereunder. The Bank has not received any written notice of any violation of those acts or any of the regulations issued thereunder, and the Bank has not received any written notice of, nor does RBI have any Knowledge of, any threatened Proceeding with respect to the Bank’s non-compliance with such acts.

Section 3.34 Usury Laws and Other Consumer Compliance Laws. All loans of the Bank have been made in material compliance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including the Missouri usury statutes as they are interpreted as of the date of this Agreement, Regulation Z issued by the Federal Reserve, the Federal Consumer Credit Protection Act and all statutes and regulations governing the operation of banks chartered under the Laws of the State of Missouri.

Section 3.35 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. RBI and the Bank are in compliance with the Bank Secrecy Act, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations issued thereunder, and the Bank has properly certified all foreign deposit accounts. The Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS, and the Bank has timely filed all Suspicious Activity Reports with the Financial Institutions—Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it under the Laws referenced in this Section.

Section 3.36 Unfair, Deceptive or Abusive Acts or Practices. Neither RBI nor any of its Subsidiaries has engaged in any unfair, deceptive or abusive acts or practices, as such terms are defined under §1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). There are no allegations, claims or disputes to which RBI or any of its Subsidiaries is a party that allege, or to the Knowledge of RBI, no Person has threatened to allege, that RBI or any of its Subsidiaries has engaged in any unfair or deceptive acts or practices.

Section 3.37 Securities Not Publicly Traded. No security or interest in RBI or any of its Subsidiaries is, or has been, publicly traded, quoted or traded on any security exchange, over-the-counter market or any interdealer quotation system including the New York Stock Exchange, Inc., The NASDAQ Stock Market LLC, the American Stock Exchange, Inc. or the Over-the-Counter Bulletin Board. Neither RBI nor any of its Subsidiaries has ever filed a registration statement with the Securities and Exchange Commission (“SEC”) under the Securities Act or been required to file, or has voluntarily filed, periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Neither RBI nor any of its Subsidiaries has obtained a CUSIP number for any of its securities. The consummation of the transactions contemplated hereby will not require any notification or filing pursuant to Rule 10b-17 promulgated by the SEC or Rule 6490 promulgated by the Financial Industry Regulatory Authority.

Section 3.38 Agreements Between RBI and its Subsidiaries; Claims. Except as set forth on RBI Confidential Schedule 3.38, there are no written or oral agreements or understandings between RBI and any of its Subsidiaries. All past courses of dealings between RBI and each of its Subsidiaries have been conducted in the ordinary course of business, on arms-length terms consistent with applicable Law and prudent business practices. RBI has no Knowledge of any Claims that RBI has against any of its Subsidiaries or of any facts or circumstances that would give rise to any such Claim.

Section 3.39 Representations Not Misleading. No representation or warranty by RBI contained in this Agreement, nor, to the Knowledge of RBI, any written statement, exhibit or schedule furnished to EQBK by RBI under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties continue to be true and correct following disclosure to any Governmental Entity having jurisdiction over RBI or its properties of the facts and circumstances upon which they were based.

Section 3.40 State Takeover Laws. The RBI Board has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions any applicable provisions of the takeover Laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” Law.

Section 3.41 No Other Representations or Warranties. The representations and warranties of RBI contained in this Article III as qualified by the RBI Confidential Schedule (and any updates thereto) constitute the sole and exclusive representations and warranties of RBI and RBI Trust to EQBK regarding RBI in connection with the transactions contemplated hereby, and all other representations and warranties of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, prospects, business, assets or liabilities of RBI or the Bank), whether made by RBI, RBI Trust, the Bank or any of their Affiliates or any of their respective shareholders, directors, officers, employees, agents, representatives, advisors, or consultants are specifically disclaimed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF RBI TRUST

As a material inducement to EQBK and Merger Sub to enter into and perform their obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore and hereafter made by EQBK, except as disclosed in the disclosure schedule delivered by RBI Trust to EQBK before the execution of this Agreement (the “RBI Trust Confidential Schedule”) setting forth items of disclosure with specific reference to the particular section of this Agreement to which the information on the RBI Trust Confidential Schedule relates, RBI Trust hereby makes the following representations and warranties to EQBK as of the date of this Agreement; provided, however, that any information set forth in one section of the RBI Trust Confidential Schedule will be deemed to apply to each other section or subsection of this Agreement expressly referenced in such disclosure; provided, further, that, notwithstanding anything in this Agreement to the contrary, (a) reference to any dollar amounts in any representation or warranty will not be deemed to indicate that such amount is material with respect to or otherwise under any provision under this Agreement, and (b) the inclusion of an item in such RBI Trust Confidential Schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Change on RBI Trust.

Section 4.01 Organization and Qualification. RBI Trust a trust created under the Laws of the State of Missouri. RBI Trust is a trust all of which is treated under subpart E of part I of subchapter J of Chapter 1 of the Code. RBI Trust has the power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

Section 4.02 Authority; Execution and Delivery. RBI Trust has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. RBI Trust has taken all action necessary to authorize the execution, delivery and (provided the required regulatory approvals are subsequently obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby to which it is a party, have been or at Closing will be, duly executed by RBI Trust, and each constitutes the legal, valid and binding obligation of RBI Trust (assuming due authorization, execution and delivery by each other party hereto or thereto), enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception. RBI Trust has the authority to hold the stock of an S Corporation.

Section 4.03 Litigation. No Proceeding is pending or, to the Knowledge of RBI Trust, threatened against RBI Trust that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by RBI Trust pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 4.04 Consents and Approvals. Except as set forth on RBI Trust Confidential Schedule 4.04, no approval, consent, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or other third party is required on the part of RBI Trust in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the completion by RBI Trust of the transactions contemplated hereby or thereby.

Section 4.05 Compliance with Laws, Permits and Instruments.

(a) RBI Trust has performed and abided by all obligations required to be performed by it to the date hereof, and have complied with, and is in compliance with, and is not in default (and with the giving of notice or the passage of time will not be in default) under, or in violation of, (i) any provision of the trust agreement of RBI Trust or other governing documents of RBI Trust (collectively, the “RBI Trust Constituent Documents”), (ii) any provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to RBI Trust or its assets, operations, properties or businesses, or (iii) any Law or Order of any Governmental Entity applicable to RBI Trust or its assets, operations, properties or businesses, except in the case of clauses (ii) and (iii), where any such noncompliance, default or violation, in the aggregate, would not have a Material Adverse Change on RBI Trust.

(b) The execution, delivery and performance of this Agreement (provided the required regulatory approvals are subsequently obtained) and the other agreements contemplated hereby, and the completion of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) the RBI Trust Constituent Documents, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to RBI Trust or its assets, operations, properties or businesses, or (iii) any material Order or Law applicable to RBI Trust or its assets, operations, properties or businesses.

Section 4.06 Title to RBI Stock. RBI Trust is the record and beneficial owner of all the issued and outstanding shares RBI Stock, free and clear of any Liens whatsoever, and all such shares of RBI Stock are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for this Agreement, RBI Trust is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character providing for the disposition, acquisition or transfer of RBI Trust’s shares of RBI Stock.

Section 4.07 Representations Not Misleading. No representation or warranty by RBI Trust contained in this Agreement, nor, to the Knowledge of RBI Trust, any written statement, exhibit or schedule furnished to EQBK by RBI Trust under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties continue to be true and correct following disclosure to any Governmental Entity having jurisdiction over RBI Trust or its properties of the facts and circumstances upon which they were based.

Section 4.08 No Other Representations or Warranties. The representations and warranties of RBI Trust contained in this Article IV as qualified by the RBI Confidential Schedule (and any updates thereto) constitute the sole and exclusive representations and warranties of RBI Trust to EQBK regarding RBI Trust in connection with the transactions contemplated hereby, and all other representations and warranties of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, prospects, business, assets or liabilities of RBI Trust), whether made by RBI Trust, RBI, the Bank or any of their Affiliates or any of their respective shareholders, directors, officers, employees, agents, representatives, advisors, or consultants are specifically disclaimed.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EQBK

As a material inducement to RBI to enter into and perform their obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore and hereafter made by RBI, except as disclosed in the disclosure schedule delivered by EQBK to RBI before the execution of this Agreement (the “EQBK Confidential Schedule”) setting forth items of disclosure with specific reference to the particular section of this Agreement to which the information on the EQBK Confidential Schedule relates or as disclosed in any EQBK SEC Reports filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), EQBK hereby makes the following representations and warranties to RBI as of the date of this Agreement; provided, however, that any information set forth in one section of the EQBK Confidential Schedule will be deemed to apply to each other section or subsection of this Agreement expressly referenced in such disclosure; provided, further, that, notwithstanding anything in this Agreement to the contrary, (a) reference to any dollar amounts in any representation or warranty will not be deemed to indicate that such amount is material with respect to or otherwise under any provision under this Agreement, and (b) the inclusion of an item in such EQBK Confidential Schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Change on EQBK.

Section 5.01 Organization and Qualification.

(a) EQBK is a corporation, duly organized, validly existing and in good standing under all Laws of the State of Kansas and is a bank holding company registered under the BHCA. EQBK has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the articles of incorporation and bylaws of EQBK, as amended to date, have been made available to RBI.

(b) Equity Bank is a Kansas state bank, duly organized and validly existing under the Laws of the State of Kansas and in good standing under all Laws of the State of Kansas. Equity Bank has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the articles of incorporation and bylaws of Equity Bank, as amended to date, have been made available to RBI. The deposit accounts of Equity Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, all permissions and assessments required in connection therewith have been paid by Equity Bank, and no proceedings for the termination of such insurance are pending or threatened.

(c) Merger Sub is a corporation, duly organized, validly existing and in good standing under all Laws of the State of Missouri and is wholly owned by EQBK. Merger Sub has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the articles of incorporation and bylaws of Merger Sub, as amended to date, have been made available to RBI.

Section 5.02 Authority; Execution and Delivery.

(a) EQBK has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. EQBK has taken all action necessary to authorize the execution, delivery and (provided the required regulatory approvals are subsequently obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by EQBK, and each constitutes the legal, valid and binding obligation of EQBK (assuming due authorization, execution and delivery by each other party hereto), enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

(b) Merger Sub has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. Merger Sub has taken all action necessary to authorize the execution, delivery and (provided the required regulatory approvals are subsequently obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. At or prior to the date hereof, the sole shareholder of Merger Sub has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interest of the sole shareholder of Merger Sub, and (ii) approved and adopted this Agreement and the transactions contemplated by this Agreement, including the Merger, and such approval and adoption is the only approval of holders of any class of securities of Merger Sub which is required to adopt this Agreement and effect the transactions contemplated hereby. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by Merger Sub, and each constitutes the legal, valid and binding obligation of Merger Sub (assuming due authorization, execution and delivery by each other party hereto), enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

Section 5.03 Compliance with Laws, Permits and Instruments.

(a) Each of EQBK, Equity Bank and Merger Sub holds all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of its business and is not in violation of any applicable Law or Order of any Governmental Entity, which is reasonably likely to result in a Material Adverse Change as to EQBK, individually or in the aggregate, or to the Knowledge of EQBK is reasonably likely to materially and adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement.

(b) The execution, delivery and (provided the required regulatory approvals are subsequently obtained) performance of this Agreement and the other agreements contemplated hereby, and the completion of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the articles of incorporation of EQBK, the bylaws or other governing documents of EQBK or any Subsidiary of EQBK, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to EQBK or any Subsidiary of EQBK, or their respective assets, operations, properties or businesses, or (iii) any material Order or Law applicable to EQBK or any Subsidiary of EQBK or their respective assets, operations, properties or businesses.

Section 5.04 Litigation.

(a) Except as disclosed in EQBK’s SEC Reports, neither EQBK, Equity Bank or Merger Sub is a party to any, and there are no pending or, to the Knowledge of EQBK, threatened, Proceeding of any nature against EQBK, Equity Bank or Merger Sub which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change as to EQBK, Equity Bank or Merger Sub, nor, to the Knowledge of EQBK, is there any basis for any Proceeding against EQBK, Equity Bank or Merger Sub that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Change as to EQBK, Equity Bank or Merger Sub. There is no Order imposed upon EQBK, Equity Bank or Merger Sub or the assets or Property of EQBK, Equity Bank or Merger Sub that has resulted in, or is reasonably likely to result in, a Material Adverse Change as to EQBK, Equity Bank or Merger Sub.

(b) No Proceeding is pending or, to the Knowledge of EQBK, threatened against EQBK, Equity Bank or Merger Sub that questions or would question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by EQBK or Merger Sub pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 5.05 Consents and Approvals. The EQBK Board (at a meeting duly called and held) has approved and adopted this Agreement. Except for (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve under the BHCA and approval of such applications, filings and notices, (b) the filings of applications, filings and notices, as applicable, with the FDIC, and approval of such applications, filings and notices, (c) the filing of applications, filings and notices, as applicable, with the OSBC and Missouri DOF in connection with the Bank Merger, and approval of such applications, filings and notices, and (d) the filing of the certificates of merger with the Kansas Secretary of State pursuant to the requirements of the KGCC and the Missouri Secretary of State pursuant to the requirements of the MRS, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by EQBK and Merger Sub of this Agreement or (ii) the consummation by Equity Bank, EQBK and Merger Sub of the transactions contemplated by this Agreement. As of the date of this Agreement, EQBK knows of no reason why all regulatory approvals from any Governmental Entity or Regulatory Agency required for the consummation of the transactions contemplated hereby should not be obtained on a timely basis and EQBK has no Knowledge of any fact or circumstance that would materially delay receipt of any such required regulatory approval.

Section 5.06 Financial Capability. EQBK has, and will have prior to the Effective Time, sufficient funds to pay the Merger Consideration and to perform its other obligations contemplated by this Agreement.

Section 5.07 Regulatory Compliance. As of the date of this Agreement, EQBK is “well-capitalized” (as that term is defined in 12 C.F.R. § 225.2(r)) and “well managed” (as that term is defined is 12 C.F.R. § 225.2(s)). As of the date of this Agreement, Equity Bank is an “eligible depository institution” (as that term is defined in 12 C.F.R. § 303.2(r)). Equity Bank is in material compliance with the CRA and all regulations issued thereunder. Equity Bank has a rating of not less than “satisfactory” as of its most recent CRA compliance examination and EQBK has no Knowledge of any reason why Equity Bank would not receive a rating of “satisfactory” or better in its next CRA compliance examination or why the Federal Reserve or any other Governmental Entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Equity Bank under the CRA.

Section 5.08 Representations Not Misleading. No representation or warranty by EQBK contained in this Agreement, nor to the Knowledge of EQBK, any written statement, exhibit or schedule furnished to RBI by EQBK under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any Governmental Entity having jurisdiction over EQBK or their properties of the facts and circumstances upon which they were based.

Section 5.09 No Other Representations or Warranties. The representations and warranties of EQBK contained in this Article V as qualified by the EQBK Confidential Schedule (and any updates thereto) constitute the sole and exclusive representations and warranties of EQBK to RBI in connection with the transactions contemplated hereby, and all other representations and warranties of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, prospects, business, assets or liabilities of EQBK or Equity Bank), whether made by EQBK, Equity Bank or any of their Affiliates or any of their respective shareholders, directors, officers, employees, agents, representatives, advisors, or consultants are specifically disclaimed.

ARTICLE VI

COVENANTS OF RBI AND RBI TRUST

Section 6.01 Commercially Reasonable Efforts. Each of RBI and the RBI Trust will use commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with this Agreement.

Section 6.02 Written Consent of Sole Shareholder. Immediately following and in connection with the execution of this Agreement, the RBI Trust will deliver to RBI and EQBK an executed copy of the Shareholder Consent;

Section 6.03 Information Furnished by RBI. RBI shall promptly following receipt of a written request from EQBK furnish or cause to be furnished to EQBK, all information concerning RBI, including but not limited to financial statements, required for inclusion in any statement or application made or filed by EQBK to any governmental body in connection with the transactions contemplated by this Agreement or in connection with any unrelated transactions during the pendency of this Agreement. RBI represents and warrants that all information so furnished shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. RBI shall otherwise fully cooperate with EQBK in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 6.04 Required Acts. Between the date of this Agreement and the Closing, RBI will, and will cause of each of its Subsidiaries including the Bank to, unless otherwise permitted in writing by EQBK:

(a) operate (including the making of, or agreeing to make, any loans or other extensions of credit) only in the ordinary course of business and consistent with past practices and safe and sound banking principles;

(b) except as required by prudent business practices, use all commercially reasonable efforts to preserve its business organization intact and to retain its present directors, officers, employees, key personnel and customers, depositors and goodwill and to maintain all assets owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted and unavoidable casualty;

(c) perform all of its obligations under any material contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as RBI or any of its Subsidiaries may in good faith reasonably dispute;

(d) except as required by prudent business practices, use all commercially reasonable efforts to maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion;

(e) timely file, subject to extensions, all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable Laws, except those being contested in good faith by appropriate Proceedings;

(f) timely file, subject to valid extensions, all Tax Returns required to be filed by it, promptly pay all Taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate Proceedings and for which adequate reserves are accrued in accordance with GAAP on the financial statements of RBI, and collect or withhold and timely and properly remit all Taxes required to be collected or withheld and remitted by it;

(g) account for all transactions and prepare all financial statements in accordance with GAAP;

(h) promptly classify and charge off loans and make appropriate adjustments to loss reserves in accordance with the instructions to the Call Report and the Uniform Retail Credit Classification and Account Management Policy;

(i) maintain the allowance for loan losses account in accordance with GAAP and in an amount reasonably estimated to be adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans and in compliance with applicable regulatory requirements, and not reduce the amount of the Bank’s allowance for loan losses; provided, further, that such allowance for loan losses account shall be an amount not less than $1,897,000 and shall include the estimated cost of carrying and disposing of non-performing loans and OREO Property including any specific reserve required for the ownership or sale of such OREO Property;

(j) pay or accrue all costs, expenses and other charges to be incurred by RBI or any Subsidiary thereof in connection with the Merger, including, but not limited to, all legal fees, accounting fees, consulting fees and brokerage fees, prior to the Calculation Date;

(k) use its commercially reasonable efforts to prevent any shareholder of RBI from taking any action that would result in the termination of RBI’s status as an S Corporation or the termination of status of any Subsidiary of RBI as a QSub; and

(l) ensure that all accruals and reserves for Taxes are accounted for in the ordinary course of business, consistent with past practices and in accordance with GAAP.

Section 6.05 Prohibited Acts. Between the date of this Agreement and the Closing, RBI will not, and will not permit any of its Subsidiaries including the Bank to, without the prior written consent of EQBK, except as set forth on RBI Confidential Schedule 6.05:

(a) merge into, consolidate with or sell any assets to any other Person or entity, change RBI’s or any of its Subsidiaries’ articles of incorporation or bylaws, increase the number of shares of RBI Stock or any of its Subsidiaries’ stock outstanding or increase the amount of the Bank’s surplus (as calculated in accordance with the instructions to the Call Report);

(b) except as explicitly permitted hereunder or in accordance with applicable Law or pursuant to a contract existing as of the date of this Agreement, engage in any transaction with any affiliated Person or allow such Persons to acquire any assets from RBI or any of its Subsidiaries, except (i) in the form of wages, salaries, fees for services, reimbursement of expenses and benefits already granted or accrued under the Employee Plans currently in effect, or (ii) any deposit (in any amount) made by an officer, director or employee;

(c) except for the Special Dividend Payment, declare, set aside or make any payment of dividends or make any other distribution to its shareholders, whether in cash, shares or other property, provided, that, Bank may pay cash dividends to RBI to fund RBI’s payment of RBI Merger Costs;

(d) obligate itself to purchase, retire or redeem, any of its capital shares or other securities;

(e) discharge or satisfy any material Lien, charge or encumbrance or pay any material obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with past practices and except for liabilities incurred in connection with the transactions contemplated hereby;

(f) issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(g) accelerate the vesting of pension or other benefits in favor of employees of RBI or any of its Subsidiaries, except according to the Employee Plans or as otherwise contemplated by this Agreement or as required by applicable Law;

(h) acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any material liability from the business, operations or liabilities of such Person);

(i) mortgage, pledge or subject to Lien any of its property, business or assets, tangible or intangible, except (i) Permitted Encumbrances and (ii) pledges of assets to secure public funds deposits;

(j) enter into any employment or consulting contract (other than as contemplated by the terms of the Employee Plans or this Agreement) or other agreement with any current or proposed director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, phantom stock, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement for the benefit of its directors, employees or former employees, except as required by applicable Law or by this Agreement;

(k) make any capital expenditures or capital additions or betterments, except for such capital expenditures or capital additions that are set forth in writing in the budget provided to EQBK or that are reasonably necessary to prevent deterioration of the condition of a property;

(l) sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(m) except as required by any applicable Regulatory Agency or applicable Law. make any, or acquiesce with any, (i) material change in any credit underwriting standards or practices, including loan loss reserves, (ii) material change in any asset liability management techniques, or (iii) change in any accounting methods, principles or material practices;

(n) revoke RBI’s election to be taxed as an S Corporation or any Subsidiary’s election to be a QSub, take any action (or fail to any action) that would result in the termination of RBI’s status as an S Corporation or the termination of the status of any Subsidiary of RBI as a QSub prior to the Closing Date, or take any action (or fail to take any action) that would result in RBI or any of its Subsidiaries becoming liable for any Tax under Sections 1363(d), 1374 or 1375 of the Code (or any similar or corresponding provision of state or local Tax Law);

(o) (i) make, revoke, or change any Tax election, (ii) change any annual tax accounting period, (iii) elect to adopt, revoke, or change any method of tax accounting, (iv) file any amended Tax Return, (v) enter into any closing agreement, settle, compromise or abandon any Tax claim, assessment or other Proceeding relating to RBI or any Subsidiary of RBI, (vi) surrender any right to claim a refund of Taxes, (vii) extend or waive any applicable statute of limitations with respect to Taxes (other than as a result of automatic extensions of time to file Tax Returns that are obtained in the ordinary course of business), or (viii) take any similar action relating to the filing of any Tax Return or the payment of any Tax, in each case, except as required by applicable Law (in which case, RBI will promptly notify EQBK in writing of the required action, the nature of the action, and the applicable Law requiring such action);

(p) purchase or sell (provided, however, that payment at maturity shall not be deemed a sale) any investment securities, other than purchases of obligations of the U.S. Treasury (or any agency thereof) with a duration of one (1) year or less and an AA rating by at least one nationally recognized ratings agency;

(q) renewed, extended the maturity of, or altered any of the terms of any loan classified by RBI as “special mention,” “substandard,” or “impaired” or other words of similar import; or

(r) enter into any acquisitions or leases of real property, including new leases and lease extensions, other than in the ordinary course of business consistent with past practice or through settlement of indebtedness, foreclosure or the exercise of creditors’ remedies;

Section 6.06 Access; Pre-Closing Investigation.

(a) Subject to the provisions of the Confidentiality Agreement, RBI will afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of EQBK reasonable access during normal business hours, to the extent legally permissible, to the properties, books, contracts and records of RBI and each of its Subsidiaries, permit EQBK to make such inspections (including with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon pursuant to Section 6.12) as they may reasonably require and furnish to EQBK, to the extent legally permissible, during such period all such information concerning RBI, each of its Subsidiaries and its affairs as EQBK may reasonably request, in order that EQBK may have an opportunity to make such reasonable investigation as it desires to make of the affairs of RBI and each of its Subsidiaries, including access sufficient to verify the value of the assets and the liabilities of RBI and each of its Subsidiaries and the satisfaction of the conditions precedent to EQBK’s obligations described in Article IX of this Agreement. EQBK will use its commercially reasonable efforts not to disrupt the normal business operations of RBI or any of its Subsidiaries. RBI agrees at any time, and from time to time, to furnish to EQBK as soon as reasonably practicable, any additional information that EQBK may reasonably request. Neither RBI nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would, in the reasonable judgment of RBI, cause significant competitive harm to it or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, violate or prejudice the rights of RBI’s or any of its Subsidiaries’ customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law, Order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

(b) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

Section 6.07 Additional Financial Statements and Tax Returns. RBI will promptly furnish to EQBK true and complete copies of (a) each Call Report prepared after the date of this Agreement promptly after such reports are made available to the FDIC, (b) each Tax Return for RBI and any of its Subsidiaries prepared after the date of this Agreement promptly after such returns are filed with the applicable Governmental Entity, (c) unaudited month-end financial statements of RBI and the Bank, and (d) unaudited financial statements of RBI as of December 31, 2023.

Section 6.08 Untrue Representations. RBI will promptly notify EQBK in writing if RBI becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made in or pursuant to this Agreement or that results in the failure of RBI or any of its Subsidiaries to comply with any covenant, condition or agreement contained in this Agreement in all material respects.

Section 6.09 Litigation and Claims. RBI will promptly notify EQBK in writing of any litigation, or of any claim, controversy or contingent liability that might be reasonably expected to become the subject of litigation, against RBI or any of its Subsidiaries or affecting any of their properties, and RBI will promptly notify EQBK of any Proceeding, pending or, to the Knowledge of RBI, threatened against RBI or any of its Subsidiaries that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by RBI or any of its Subsidiaries pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 6.10 Material Adverse Changes. RBI will promptly notify EQBK in writing if any change or development has occurred or, to the Knowledge of RBI, been threatened (or any development has occurred or been threatened involving a prospective change) that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Change on RBI and its Subsidiaries, taken as a whole, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement in any material respect, or (c) would cause the conditions in Article IX not to be satisfied.

Section 6.11 Consents and Approvals. RBI will use its commercially reasonable efforts to obtain all consents and approvals from third parties, including those listed on RBI Confidential Schedule 2.02(j), necessary to consummate the transactions contemplated by this Agreement.

Section 6.12 Environmental Investigation.

(a) EQBK and its consultants, agents and representatives will have the right, to the same extent that RBI has the right, if any, but not the obligation or responsibility, to inspect any Property, including conducting asbestos surveys and sampling, environmental assessments and investigations, and other environmental surveys and analyses including soil and ground sampling (“Environmental Inspections”) at any time on or prior to the date that is forty-five (45) days after the date of this Agreement. EQBK will notify RBI prior to any physical inspections of the Property, and RBI may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation (“Secondary Investigation”) including, test borings, soil, water and other sampling is deemed desirable by EQBK, EQBK will (i) notify RBI of any Property for which it intends to conduct such a Secondary Investigation and the reasons for such Secondary Investigation, and (ii) commence such Secondary Investigation, on or prior to the date that is seventy-five (75) days after the date of this Agreement. EQBK will give reasonable notice to RBI of such Secondary Investigations, and RBI may place reasonable time and place restrictions on such Secondary Investigations. After completing the Environmental Inspections and Secondary Investigation contemplated by this Agreement, EQBK shall remove the equipment and restore any part of the Property that was affected by its activities to a condition that is reasonably similar to the condition of the Property at the time immediately preceding the commencement of said activities.

(b) RBI agrees to make available to EQBK and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including the results of other Environmental Inspections and surveys. RBI also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with EQBK and will be entitled to certify the same in favor of EQBK and its consultants, agents and representatives and make all other data available to EQBK and its consultants, agents and representatives.

Section 6.13 Benefit Plans.

(a) RBI will take, and will cause each of its Subsidiaries to take, all action necessary to terminate any Employee Plan that is a Code section 401(a) qualified retirement plan (each a “Retirement Plan”) and related trust sponsored by RBI or any of its Subsidiaries, effective no later than the date immediately before the Closing Date. RBI will provide EQBK evidence or such other confirmation from RBI which EQBK deems appropriate that (i) each such Retirement

Plan has been terminated as set forth in this paragraph pursuant to duly authorized corporate action and (ii) at the request of EQBK, RBI has submitted to the IRS an application for determination of the tax-qualified status of any qualified plan relating to its termination. RBI may amend any Retirement Plan to include any provisions that are necessary or desirable in connection with the termination of such Retirement Plan; provided, that any cost associated with such amendment shall be paid by RBI. Provided EQBK’s request to file an application for determination is given at least ninety (90) days prior to the Closing, such application will be: (x) filed on or before the Closing and (y) any costs incurred prior to the Closing related to such termination shall be paid (including all related legal, administrative and other costs and expenses unless specifically set forth otherwise in this subsection) solely by RBI and reflected in the calculation of Adjusted Equity.

(b) At the direction of EQBK, RBI will take, and will cause each of its Subsidiaries to take, all action necessary to terminate any Employee Plan that is an employee welfare benefit plan, as defined in ERISA § 3(1) (“Welfare Plan”), effective not later than immediately before the Closing. RBI will provide EQBK evidence or such other confirmation from RBI which EQBK deems appropriate that each such Welfare Plan has been terminated as set forth in this paragraph pursuant to duly authorized corporate action. Notwithstanding the foregoing, without the consent of EQBK, RBI shall not take, or permit any of its Subsidiaries to take, any action to terminate any Welfare Plan that is a group medical plan.

Section 6.14 Termination of Contracts.

(a) RBI and each of its Subsidiaries will, with regard to any contract to which RBI or any Subsidiary is a party identified by EQBK prior to the Calculation Date, cooperate with and take such actions as reasonably requested by EQBK to terminate any such contract on a date to be determined by EQBK, in its sole discretion; provided, that, except for those contracts set forth on RBI Confidential Schedule 6.14(a) which EQBK shall be responsible for the costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid in connection with the termination of such contract, any and all costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid by RBI or any of its Subsidiaries in connection with the termination of any contract, regardless of whether such contract is identified by EQBK, shall be accrued or paid by RBI or its Subsidiaries on or prior to the Calculation Date in accordance with this Section 6.14(a) and shall be reflected in the calculation of Adjusted Equity as contemplated by Section 1.06(a). For the avoidance of doubt, EQBK will not pay or be responsible for the payment of any costs, fees, expenses, contract payments, penalties or liquidated damages in connection with the termination of any contract except those contracts explicitly set forth on RBI Confidential Schedule 6.14(a).

(b) RBI and each of its Subsidiaries will cooperate with EQBK in EQBK’s commercially reasonable efforts to negotiate a settlement of the termination of RBI’s and/or each of its Subsidiaries’ data processing/technology and other contracts listed on RBI Confidential Schedule 6.14(b); provided, that, unless such contracts are set forth on RBI Confidential Schedule 6.14(a), any and all costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid by RBI or any of its Subsidiaries in connection with the termination of such data processing and technology contracts shall be accrued or paid by RBI or its Subsidiaries on or prior to the Calculation Date in accordance with this Section 6.14(b) and shall be reflected in the calculation of Adjusted Equity as contemplated by Section 1.06(a).

(c) Any such notice and actions by RBI and/or each of its Subsidiaries pursuant to this Section 6.14 will be in accordance with the terms of such contracts.

Section 6.15 Conforming Accounting Adjustments. RBI and each of its Subsidiaries shall, if reasonably requested by EQBK, consistent with GAAP, immediately prior to Closing, make such accounting entries as EQBK may reasonably request in order to conform the accounting records of RBI and each of its Subsidiaries to the accounting policies and practices of EQBK; provided, however, that no such adjustment shall (a) constitute or be deemed to be a breach, violation or failure to satisfy any representation, warranty, covenant, condition or other provision or constitute grounds for termination of this Agreement (except to the extent that a certain representation, warranty, covenant or other provision is breached and thus, requires the adjustment), (b) require any prior filing with any governmental agency or regulatory authority, (c) violate any Law applicable to RBI or any of its Subsidiaries, or (d) be an acknowledgment by RBI (i) of any adverse circumstances for purposes of determining whether the conditions to EQBK’s obligations under this Agreement have been satisfied, or (ii) that such adjustment is required for purposes of determining satisfaction of the condition to EQBK’s obligations under this Agreement set forth in Section 9.08.

Section 6.16 Approvals. RBI will, at its own expense, use its commercially reasonable efforts to obtain all such other approvals from third parties listed on RBI Confidential Schedule 3.08 prior to the Closing.

Section 6.17 Tax Matters.

(a) Doug Kollar, as the individual appointed to represent RBI Trust with respect to certain Tax matters arising under this Section 6.17 (or any successor appointed by Doug Kollar in writing who accepts the position, “Shareholder’s Representative”), shall prepare and timely file or cause to be prepared and timely filed the final federal S Corporation Tax Return (and state and local income Tax Returns, as applicable) of RBI and its Subsidiaries for all taxable years or periods ending on or prior to the Closing Date (the “Final S Corp Tax Return”). The Final S Corp Tax Returns shall be prepared in a manner consistent with past custom and practice and any existing Tax elections, except as otherwise required by Law. To the extent permitted by applicable Law, the parties agree that RBI shall include on the Final S Corp Tax Returns any income, gain, loss, deduction or other tax items of RBI and any of its Subsidiaries for the taxable year ending on or prior to the Closing Date, including any liability for Taxes under Section 1374 of the Code (or any similar provision of state, local or non-U.S. Tax law or otherwise). Shareholder’s Representative shall provide EQBK with draft copies of the Final S Corp Tax Returns (together with any supporting financial information or workpapers requested by EQBK) at least thirty (30) days prior to the due date (including extensions) for each Final S Corp Tax Return and shall allow EQBK to review and comment upon such Final S Corp Tax Return and the Shareholder’s Representative shall consider in good faith any reasonable written comments received from EQBK, within twenty (20) days following delivery of the draft Final S Corp Tax Return to EQBK. If EQBK and the Shareholder’s Representative cannot agree within five (5) Business Days on the inclusion of such comments, whether or not such comments shall be included shall be resolved by the Independent Accounting Firm (with the costs of such Independent Accounting Firm borne equally by EQBK and RBI Trust) and any determination by the Independent Accounting Firm shall be final. The Independent Accounting Firm shall resolve any disputed items within fifteen (15) days of having the item referred to it pursuant to such procedures as it may reasonably require. If the Independent Accounting Firm is unable to resolve any disputed items before the due date for such Final S Corp Tax Return, the Final S Corp Tax Return shall be filed as otherwise as prepared by the Shareholder’s Representative and then amended to the extent necessary to reflect the Independent Accounting Firm’s resolution.

(b) In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes other than real property or ad valorem Taxes of RBI and its Subsidiaries for the portion of the Straddle Period through the Closing Date shall be determined on an interim closing of the books as of the close of business on the Closing Date. The amount of all real property or ad valorem Taxes for that portion of the Straddle Period ending on the Closing Date shall be determined to be the entire amount of the Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of the days from the beginning of the Straddle Period through the Closing Date and the denominator of which is the total number of days in the Straddle Period.

(c) All transfer, documentary, sales, use, stamp, registration and other similar Taxes and all conveyance fees, recording charges and other similar fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement, if any, (collectively “Transfer Taxes”) shall be allocated fifty percent (50%) to EQBK and fifty percent (50%) to RBI Trust, together with the expense to file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges. The party required by applicable Law to do so will file all necessary Tax Returns and other documentation in connection with Transfer Taxes. If required by applicable Law, the other party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(d) EQBK, on one hand, and the Shareholder’s Representative on the other hand, will promptly notify in writing the other party upon becoming aware of the commencement of any audit, examination, claim or other proposed claim or adjustment of any federal income, or state or local income Tax Return of RBI or its Subsidiaries for a Pre-Closing Tax Period, as well as any notice of assessment or notice and demand for payment, concerning any federal, state or local income Taxes of RBI or its Subsidiaries for a Pre-Closing Tax Period (each, a “Tax Proceeding”). Shareholder’s Representative may elect (at RBI Trusts’s sole cost and expense) to control the defense of a Tax Proceeding in accordance with the provisions of this Section 6.17(d). In the event Shareholder’s Representative elects to represent RBI or its Subsidiaries in any such Tax Proceeding, Shareholder’s Representative shall within ten (10) Business Days of providing or receiving, as applicable, such written notice (or sooner, if the nature of the Tax Proceeding so requires) notify EQBK in writing of its intent to do so. EQBK shall reasonably cooperate with Shareholder’s Representative and its counsel in the defense against or compromise of any claim in any Tax Proceeding controlled by Shareholder’s Representative. With respect to any Tax Proceeding that is controlled by the Shareholder’s Representative: (i) the Shareholder’s Representative shall keep EQBK fully informed regarding the status of the Tax Proceeding, including by promptly providing to EQBK copies of any and all correspondence received from or provided to the applicable Governmental Entity related to such Tax Proceeding, (ii) EQBK, at its sole cost and expense, shall have the right to participate in such Tax Proceeding, including by attending meetings or conferences with the applicable Governmental Entity, (iii) the Shareholder’s Representative shall give EQBK the opportunity to review and comment on all submissions or filing with the applicable Governmental Entity before such submissions and filings are provided to the Governmental Entity, and (iv) the Shareholder’s Representative shall not settle, resolve, compromise or abandon such Tax Proceeding without the prior written consent of EQBK (which shall not be unreasonably withheld, conditioned or delayed).

(e) If Shareholder’s Representative elects not to represent RBI and its Subsidiaries in the Tax Proceeding, fails to timely notify EQBK of its election as provided herein or having made its election to represent RBI and its Subsidiaries, or fails to defend, contest or pursue any such Tax Proceeding, then EQBK may represent the interest of RBI and its Subsidiaries in any such Tax Proceeding in any manner that it reasonably may deem appropriate and Shareholder’s Representative shall reasonably cooperate with EQBK to the extent reasonably requested by EQBK.

(f) EQBK and Shareholder’s Representative shall reasonably cooperate, as and to the extent reasonably requested by such other party, in connection with filing of Tax Returns of RBI and its Subsidiaries and in connection with any audit, or litigation in a Tax Proceeding with respect to a Pre-Closing Tax Period of RBI or any of its Subsidiaries.

(g) RBI Trust and EQBK further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax that could be imposed.

Section 6.18 Disclosure Schedules. At least five (5) Business Days prior to the Closing, RBI agrees to provide EQBK with supplemental disclosure schedules reflecting any material changes thereto between the date of this Agreement and the date that such supplemental disclosure schedules are provided (the “Initial Supplement Date”), and, at least one (1) Business Day prior to the Closing, RBI agrees to provide EQBK with supplemental disclosure schedules reflecting material changes (if any) thereto between the Initial Supplement Date and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.

Section 6.19 Transition.

(a) The senior officers of RBI and the Bank agree to meet with senior officers of EQBK as reasonably requested by EQBK to review the financial and operational affairs of the Bank, and to the extent permitted by applicable Law, each of RBI and the Bank agrees to give due consideration to EQBK’s input on such matters, consistent with this Section 6.19, with the understanding that EQBK shall in no event be permitted to exercise control of RBI or the Bank prior to the Effective Time and, except as specifically provided under this Agreement, RBI and the Bank shall have no obligation to act in accordance with EQBK’s input. Commencing after the date hereof and to the extent permitted by applicable Law, EQBK, RBI and the Bank shall use their commercially reasonable efforts to plan the integration of RBI and the Bank with the businesses of EQBK and their respective Affiliates to be effective as much as practicable as of the Closing Date; provided, however, that in no event shall EQBK or its Affiliates be entitled to control RBI or the Bank prior to the Effective Time. Without limiting the generality of the foregoing, from the date hereof through the Effective Time and consistent with the performance of their day-to-day operations and the continuous operation of RBI and the Bank in the ordinary course of business, RBI’s and the Bank’s employees and officers shall use their commercially reasonable efforts to provide support, including, at the expense of EQBK, support from RBI’s and the Bank’s outside contractors, and to assist EQBK in performing all tasks reasonably required to result in a successful integration at the Closing. EQBK shall provide such assistance of its personnel as RBI and the Bank shall request to permit RBI and the Bank to comply with their obligations under this Section 6.19.

(b) Following receipt of all regulatory approvals required for the consummation of the transactions contemplated by this Agreement, each of RBI and the Bank shall use its commercially reasonable efforts, and shall use its commercially reasonable efforts to cause its agents to, permit EQBK to take all reasonable actions that EQBK deems necessary or appropriate, and to cooperate and to use its commercially reasonable efforts to cause its agents to cooperate in the taking of such actions, to enable EQBK, after the Closing, to satisfy the applicable obligations under §§302, 404 and 906 of the Sarbanes-Oxley Act of 2002 (the “SOA”) and the other requirements of the SOA with respect to RBI and the Bank, including establishing and maintaining adequate disclosure controls and procedures and internal controls over financial reporting as such terms are defined in the SOA. Any such actions shall be at the expense of EQBK.

Section 6.20 Execution of Releases. RBI shall use its best efforts to cause the persons set forth on RBI Confidential Schedule 9.06 to take such action as they are required to, in order to execute the releases as described in Section 9.06.

Section 6.21 No Solicitation of Other Acquisition Proposals. RBI will not, and will cause its Subsidiaries not to, and will cause RBI’s and its Subsidiaries’ respective officers, directors, employees, Affiliates, agents and representatives not to, directly or indirectly, (i) initiate or solicit or knowingly encourage any inquiries with respect to, or the making of, any Acquisition Proposal or (ii) except as permitted below, (A) engage in negotiations or discussions with or provide any information or data to, any Person relating to an Acquisition Proposal, (B) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (C) execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal. RBI shall, and shall cause each of its officers, directors, employees, Affiliates, agents and representatives to, (i) immediately cease any solicitations, discussions or negotiations with any Person (other than EQBK or Merger Sub) conducted heretofore with respect to any Acquisition Proposal and promptly request return or destruction of confidential information related thereto, (ii) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or any of its officers, directors, employees, Affiliates, agents and representatives is a party, and (iii) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal.

Section 6.22 No Share Transfers. RBI Trust hereby covenants and agrees that if and until this Agreement is terminated in accordance with its terms, it will not, and will not agree to, without the consent of EQBK, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, cause to be redeemed or otherwise dispose of (any such transaction, a “Transfer”) any of its shares of RBI Stock. Any attempted Transfer of any of its shares of RBI Stock or any interest therein in violation of this section shall be null and void.

ARTICLE VII

COVENANTS OF EQBK

Section 7.01 Commercially Reasonable Efforts. EQBK shall use its commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with this Agreement.

Section 7.02 Regulatory Filings.

(a) EQBK and Merger Sub, at their own expense, with the cooperation of RBI, at its own expense, shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by EQBK or Merger Sub in connection with this Agreement and the transactions contemplated hereby, including the necessary applications for the prior approval of the Merger by the Federal Reserve and the OSBC.

(b) EQBK shall keep RBI reasonably informed as to the status of such applications and filings and shall notify RBI promptly of any developments that reasonably could be expected to significantly delay the completion of the Merger. RBI shall have the right to review in advance, subject to applicable Laws relating to the exchange of information, all material non-confidential written information to be submitted to the Regulatory Agencies in connection with the transactions contemplated by this Agreement.

Section 7.03 Untrue Representations. EQBK shall promptly notify RBI in writing if EQBK becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made in or pursuant to this Agreement or that results in the failure of EQBK to comply with any covenant, condition or agreement contained in this Agreement in all material respects.

Section 7.04 Litigation and Claims. EQBK shall promptly notify RBI of any Proceeding, pending or, to the Knowledge of EQBK, threatened against EQBK or any Subsidiary of EQBK that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by EQBK or any Subsidiary of EQBK pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. For the avoidance of doubt, this Section 7.04 shall not apply to Tax Proceedings, which shall be governed exclusively by Section 6.17.

Section 7.05 Material Adverse Changes. EQBK shall promptly notify RBI in writing if any change or development shall have occurred or, to the Knowledge of EQBK, been threatened (or any development shall have occurred or been threatened involving a prospective change) that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Change on EQBK, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement in any material respect or (c) would cause the conditions in Article VIII not to be satisfied.

Section 7.06 Consents and Approvals. EQBK shall use its commercially reasonable efforts to obtain at the earliest practicable time all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement at the earliest practicable time.

Section 7.07 Employee Matters.

(a) At the Effective Time, EQBK may, in its sole and absolute discretion, either discontinue the employment of one or more current employees of RBI or any of its Subsidiaries (each a “Terminated Employee”), or continue the employment of one or more current employees of RBI or any of its Subsidiaries (each a “Continuing Employee”) and provide benefits to such Continuing Employee as described in this Section 7.07. EQBK shall consult with the President of RBI with respect to the termination of any such employees in connection with the Closing. Subject to the right of subsequent amendment, modification, replacement or termination in the sole discretion of EQBK, each Continuing Employee shall be entitled, as an employee of EQBK or its Subsidiaries, to participate in the employee benefit plans of EQBK provided to similarly situated employees of EQBK or its Subsidiaries, if such Continuing Employee shall be eligible under such plans and, if required, selected for participation therein under the terms thereof and makes any required contributions. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this Section 7.07 is not intended to give any Continuing Employee any rights or privileges superior to those of other similarly situated employees of EQBK or its Subsidiaries. The provisions of this Section 7.07 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification,

EQBK shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any employee benefit plans in which a Continuing Employee may participate (excluding any defined benefit pension plan), credit each Continuing Employee with his or her term of service with RBI or any of its Subsidiaries to the extent such service was recognized under the analogous Employee Plan of RBI or any of its Subsidiaries.

(b) Terminated Employees and Continuing Employees will be eligible to receive the severance set forth on EQBK Confidential Schedule 7.07, subject to the satisfaction of the terms and condition set forth on such schedule.

(c) Nothing in this Agreement shall confer upon any employee, officer, director, independent contractor or consultant of RBI or any of its Subsidiaries or Affiliates any right to continue in the employ or service of the Surviving Corporation, EQBK, or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, RBI, EQBK or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of RBI or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Employee Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or Affiliates to amend, modify or terminate any particular Employee Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 11.18, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual) of RBI or any of its Subsidiaries or Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08 Disclosure Schedules. At least five (5) Business Days prior to the Closing, EQBK agrees to provide RBI with supplemental disclosure schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.

Section 7.09 No Control of RBI’s Business. Nothing contained in this Agreement gives EQBK or any of their representatives or Affiliates, directly or indirectly, the right to control or direct the operations of RBI or the Bank prior to the Effective Time. Prior to the Effective Time, RBI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of RBI and the Bank.

Section 7.10 Directors’ and Officers’ Indemnification and Insurance.

(a) By virtue of the occurrence of the Integrated Mergers, EQBK and Equity Bank shall, from and after the Effective Time, succeed to RBI’s and the Bank’s obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of RBI and the Bank, respectively, as provided in their articles of incorporation, Bylaws, indemnification agreements or otherwise in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time (collectively, the “Existing Indemnification Obligation”). EQBK hereby guaranties RBI’s indemnification obligations.

(b) Except to the extent prohibited by applicable Law, following the Effective Time and for a period of four (4) years thereafter, EQBK shall indemnify, defend, and hold harmless any Person who has rights to indemnification from the Bank or RBI, under the Existing Indemnification Obligation.

(c) If EQBK or Equity Bank or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties or assets to any Person, then, and in each such case, to the extent necessary, provision shall be made so that the successors and assigns of EQBK or Equity Bank expressly assume the obligations set forth in this Section 7.10.

(d) Prior to Closing, RBI shall obtain a six (6) year tail insurance coverage policy relating to the policies of directors’ and officers’ liability insurance currently maintained by RBI and the Bank as of the date hereof with respect to claims arising from facts or events that occurred on or prior to the Effective Time (including the transactions contemplated hereby) as currently maintained by RBI and the Bank (“Tail Policy”), on terms no less advantageous than those contained in its existing directors’ and officers’ and company’s liability insurance policy. EQBK and RBI shall equally split the cost of the Tail Policy; provided, however, that EQBK shall not be obligated to expend, on an annual basis, an amount in excess of one-half of 200% of the current annual premium paid as of the date hereof by RBI for such insurance.

(e) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of RBI or the Bank and his or her heirs and representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RBI

The obligations of RBI under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by RBI:

Section 8.01 Representations and Warranties. (i) Each of the representations and warranties of EQBK set forth in Section 5.01, Section 5.02, Section 5.03 (other than inaccuracies that are de minimis in amount and effect) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date) and (ii) each of the other representations and warranties made by EQBK in this Agreement or in any document or schedule delivered to RBI in connection with this Agreement being true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) when made and being true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties must have been true and correct as of such earlier date).

Section 8.02 Performance of Obligations. EQBK and Merger Sub have, or have caused to be, performed or observed, in all material respects, all obligations and agreements required to be performed or observed by EQBK and Merger Sub under this Agreement on or prior to the Closing Date.

Section 8.03 Shareholder Approvals. Each of this Agreement and the Merger having been approved by the requisite vote of the holders of the outstanding shares of RBI Stock as and to the extent required by the MRS (the “Requisite RBI Vote”).

Section 8.04 Government and Other Approvals. RBI and EQBK having received approvals, acquiescences or consents of the transactions contemplated by this Agreement from all necessary Governmental Entities and from the third parties listed on RBI Confidential Schedule 2.02(j) and EQBK Confidential Schedule 2.03(h), respectively, and all applicable waiting periods having expired. Further, the approvals and the transactions contemplated hereby not having been contested or threatened to be contested by any federal or state Governmental Entity or by any other third party by formal Proceedings.

Section 8.05 No Litigation. No action having been taken, and no statute, rule, regulation or Order being promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any federal, state or foreign government or Governmental Entity or by any court, including the entry of a preliminary or permanent injunction, which, if successful, would (a) make the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits on the ability of any party to this Agreement to complete the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are completed, subject RBI or any Subsidiary thereof or any officer, director, shareholder or employee of RBI or any Subsidiary thereof to criminal or civil liability. Further, no action or Proceeding prior to any court or Governmental Entity, by any government or Governmental Entity or by any other Person is threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

Section 8.06 Employment Agreements. EQBK has delivered to each of the individuals set forth on RBI Confidential Schedule 9.07 an employment agreement executed by EQBK dated as of the Closing Date substantially in the form attached hereto as Exhibit “C”.

Section 8.07 Delivery of Closing Documents. RBI shall have received all documents required to be received from EQBK on or prior to the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to RBI.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EQBK AND MERGER SUB

All obligations of EQBK and Merger Sub under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by such parties.

Section 9.01 Representations and Warranties. (i) Each of the representations and warranties of the RBI set forth in Section 3.01, Section 3.02, Section 3.03 (other than inaccuracies that are de minimis in amount and effect), Section 3.12 and Section 3.14 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), and (ii) each of the other representations and warranties made by RBI in this Agreement or in any document or schedule delivered to EQBK in connection with this Agreement being true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) when made and being true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties must have been true and correct as of such earlier date).

Section 9.02 Performance of Obligations. RBI has, or has caused to be, performed or observed, in all material respects, all obligations and agreements required to be performed or observed by RBI under this Agreement on or prior to the Closing Date.

Section 9.03 Shareholder Approvals. Each of this Agreement and the Merger having been approved by the Requisite RBI Vote.

Section 9.04 Government and Other Approvals. EQBK and RBI having received approvals, acquiescences or consents of the transactions contemplated by this Agreement from all necessary Governmental Entities and from the third parties listed on EQBK Confidential Schedule 2.03(h) and RBI Confidential Schedule 2.02(j), respectively, and all applicable waiting periods having expired. Further, the approvals and the transactions contemplated hereby not having been contested or threatened to be contested by any federal or state Governmental Entity or by any other third party by formal Proceedings.

Section 9.05 No Litigation. No action having been taken, and no statute, rule, regulation or Order being promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any federal, state or foreign government or Governmental Entity or by any court, including the entry of a preliminary or permanent injunction, which, if successful, would (a) make the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of EQBK or its Subsidiaries, (c) impose material limits on the ability of any party to this Agreement to complete the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (d) if the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are completed, subject EQBK or any Subsidiary thereof or any officer, director, shareholder or employee of EQBK or any Subsidiary thereof to criminal or civil liability. Further, no action or Proceeding prior to any court or Governmental Entity, by any government or Governmental Entity or by any other Person is threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (d) above.

Section 9.06 Releases. EQBK having received from each of the directors of RBI an instrument dated as of the Closing Date releasing RBI, its Subsidiaries and each of its Affiliates, successors and assigns, from any and all claims of such directors (except to certain matters described therein), the form of which is attached as Exhibit “E”. Further, EQBK having received from each of the officers of RBI, as listed on RBI Confidential Schedule 9.06, an instrument dated as of the Closing Date releasing RBI, its Subsidiaries and each of its Affiliates, successors and assigns, from any and all claims of such officers (except as to certain matters described therein), the form of which is attached as Exhibit “F”.

Section 9.07 Employment Agreements. EQBK having received from each of the individuals set forth on RBI Confidential Schedule 9.07 an employment agreement executed by the individuals listed on such schedule dated as of the Closing Date substantially in the form attached hereto as Exhibit “D”.

Section 9.08 No Material Adverse Change. There will have been no Material Adverse Change to RBI since December 31, 2022.

Section 9.09 Termination of Employee Plans. EQBK having received evidence reasonably satisfactory to EQBK that, as of the Effective Time, all Employee Plans (other than such Employee Plans EQBK elects not to terminate) have been terminated in accordance with the terms of such Employee Plans, the Code, ERISA and all other applicable Laws on a basis satisfactory to EQBK in its reasonable discretion and that, to the extent required by the Employee Plans or applicable Law, affected participants have been notified of such terminations.

Section 9.10 Dissenting Shareholders. None of the outstanding shares of RBI Stock having demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders under applicable provisions of the MRS.

Section 9.11 Delivery of Closing Documents. EQBK shall have received all documents required to be received from RBI on or prior to the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to EQBK.

Section 9.12 Minimum Adjusted Equity. RBI’s Adjusted Equity shall be equal to or greater than $30,000,000.

Section 9.13 Representations and Warranties. (i) Each of the representations and warranties of the RBI Trust set forth in Section 4.01, Section 4.02, Section 4.03, Section 4.04 and Section 4.06 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), and (ii) each of the other representations and warranties made by RBI Trust in this Agreement or in any document or schedule delivered to EQBK in connection with this Agreement being true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) when made and being true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties must have been true and correct as of such earlier date).

Section 9.14 Performance of Obligations. RBI Trust has, or has caused to be, performed or observed, in all material respects, all obligations and agreements required to be performed or observed by RBI Trust under this Agreement on or prior to the Closing Date.

ARTICLE X

TERMINATION

Section 10.01 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time, notwithstanding the approval thereof by the shareholders of RBI, prior to the Effective Time as follows, and in no other manner:

(a) by the mutual written consent of EQBK and RBI;

(b) by either RBI or EQBK (as long as the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if the conditions precedent to such parties’ obligations to close specified in Article VIII and Article IX, respectively, hereof have not been met or waived by June 30, 2024; provided, that such date may be extended to such later date as agreed upon by the parties hereto;

(c) by either EQBK or RBI if any of the transactions contemplated by this Agreement are disapproved by any Regulatory Agency whose approval is required to complete such transactions or if any court of competent jurisdiction in the United States or other federal or state governmental body has issued an Order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such disapproval, Order, decree, ruling or other action is final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 10.01(c) shall have used its commercially reasonable efforts to contest, appeal and remove such Order, decree, ruling or other action but such obligation shall not apply to RBI’s termination right in the event of disapproval by any Regulatory Agency.

(d) by either EQBK or RBI if there has been any Material Adverse Change with respect to the other party;

(e) by EQBK, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true and correct) set forth in this Agreement on the part of RBI or the RBI Trust, which breach or failure to be true and correct, either individually or in the aggregate with all other breaches (or failures of such representations and warranties to be true and correct), would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 9.01, Section 9.02, Section 9.13 or Section 9.14, as the case may be; provided, that the right to terminate this Agreement under this Section 10.01(e) shall not be available to EQBK if it or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. If EQBK desires to terminate this Agreement because of an alleged breach or failure to be true and correct as provided in this Section 10.01(e), then it must notify RBI and RBI Trust in writing of its intent to terminate stating the reason therefor. RBI and RBI Trust shall have thirty (30) days from the receipt of such notice to cure the alleged breach or failure to be true and correct, if the breach or failure to be true and correct is capable of being cured;

(f) by RBI, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true and correct) set forth in this Agreement on the part of EQBK or Merger Sub, which breach or failure to be true and correct, either individually or in the aggregate with all other breaches (or failures of such representations and warranties to be true and correct), would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.01 or Section 8.02, as the case may be; provided, that the right to terminate this Agreement under this Section 10.01(f) shall not be available to RBI if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. If RBI desires to terminate this Agreement because of an alleged breach or failure to be true and correct as provided in this Section 10.01(f), then it must notify EQBK in writing of its intent to terminate stating the reason therefor. EQBK shall have thirty (30) days from the receipt of such notice to cure the alleged breach or failure to be true and correct, if the breach or failure to be true and correct is capable of being cured; or

(g) by EQBK if RBI or the Bank enter into any formal or informal administrative action with a Governmental Entity or any such action is threatened by a Governmental Entity.

Section 10.02 Notice of Termination. The power of termination provided for by Section 10.01 hereof may be exercised only by a notice given in writing, as provided in Section 11.08 of this Agreement.

Section 10.03 Effect of Termination. If this Agreement is terminated pursuant to the provisions of Section 10.01 hereof, then no party to this Agreement will have any further liability or obligation under this Agreement; provided, however, that:

(a) no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement or actual fraud;

(b) the provisions of this Section 10.03, and Article XI (other than Section 11.06) shall survive any such termination; and

(c) the Confidentiality Agreement shall survive any such termination in accordance with its terms.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Non Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article X, except that the agreements set forth in Article I and Section 7.10 and Section 6.17 shall survive the Effective Time indefinitely, and those set forth in Section 10.03 and this Article XI hereof shall survive termination indefinitely.

Section 11.02 Expenses. Except as specifically provided in this Agreement, each of the parties to this Agreement is obligated to pay all of its expenses and costs (including all counsel fees and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

Section 11.03 Brokerage Fees and Commissions.

(a) Except as set forth on EQBK Confidential Schedule 11.03(a), EQBK hereby represents to RBI that no agent, representative or broker has represented EQBK in connection with the transactions described in this Agreement.

(b) Except as set forth on RBI Confidential Schedule 11.03(b), RBI hereby represents to EQBK that no agent, representative or broker has represented RBI in connection with the transactions described in this Agreement.

(c) Except as set forth on RBI Confidential Schedule 11.03(c), RBI Trust hereby represents to EQBK that no agent, representative or broker has represented RBI Trust in connection with the transactions described in this Agreement.

Section 11.04 Entire Agreement. This Agreement, the Director Support Agreements, the EQBK Confidential Schedules, the RBI Confidential Schedules, the RBI Trust Confidential Schedules, the Confidentiality Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

Section 11.05 Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. No party to this Agreement may assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any purported assignment made or attempted in violation of this Section shall be null and void.

Section 11.06 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to complete the transactions contemplated by this Agreement or to carry out and perform any undertaking made by the parties hereunder.

Section 11.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; and (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement.

Section 11.08 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or (except in the case of payments) by email (provided that the email is promptly confirmed by telephone and is followed up within one Business Day by dispatch pursuant to one of the other methods described herein), at the respective addresses set forth below and is deemed delivered (a) in the case of personal delivery or email, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and email addresses by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

If to RBI, RBI Trust or Shareholder’s Representative:

Rockhold BanCorp.

c/o

Doug Kollar

109 N. Main Street

Kirksville, MO 63501

Email: dkollar@sbcglobal.net

With a copy (which shall not constitute notice) to:

McGregor K. Johnson, Esq.

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, MO 64106-2150

Email: mcgregor.johnson@stinson.com

If to EQBK or Merger Sub:

Brad S. Elliott

Chairman and Chief Executive Officer

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

Email: brade@equitybank.com

With a copy (which shall not constitute notice) to:

Michael G. Keeley, Esq.

Blake H. Redwine, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Email: mike.keeley@nortonrosefulbright.com

  blake.redwine@nortonrosefulbright.com

Section 11.09 GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF KANSAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW THAT WOULD APPLY THE LAW OF A DIFFERENT JURISDICTION. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN JOHNSON COUNTY, KANSAS.

Section 11.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO

REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 11.12 Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this section:

“Acquisition Proposal” means any of the following: (a) a merger, consolidation, or any similar transaction of any entity with RBI or any of its Subsidiaries, (b) a purchase, lease or other acquisition of 15% or more of the assets of RBI or any of its Subsidiaries, (c) a purchase or other acquisition of “beneficial ownership” by any “person” or “group” (as such terms are defined in Section 13(d)(3) of Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) that would cause such person or group to become the beneficial owner of 15% or more of the securities of RBI or any of its Subsidiaries after the date of this Agreement, (d) a tender or exchange offer to acquire 15% or more of the securities of RBI or any of its Subsidiaries, (e) a public proxy or consent solicitation made to the shareholders of RBI or any of its Subsidiaries seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, or (f) the making of a bona fide offer or proposal to the board of directors or shareholders of RBI or any of its Subsidiaries to engage in one or more of the transactions referenced in clauses (a) through (e) above.

“Adjusted Equity” shall have the meaning set forth in Section 1.06(a)(i).

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, (a) owns or controls another Person, (b) is owned or controlled by another Person, or (c) is under common control or ownership with another Person, and ownership means the direct or indirect beneficial ownership of more than fifty percent (50%) of the equity securities of a Person, or, in the case of a Person that is not a corporation, more than fifty percent (50%) of the voting and/or equity interest, and control means, to the extent not included in the definition of ownership, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities or by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Bank” shall have the meaning set forth in the Recitals.

“Bank Merger” shall have the meaning set forth in the Recitals.

“Bank Merger Agreement” shall have the meaning set forth in Section 1.10.

“Bank Stock” shall have the meaning set forth in Section 3.03(b).

“Bankruptcy Exception” means, in respect of any agreement, contract, commitment or obligation, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar Law affecting creditors’ rights and remedies generally and, with respect to the enforceability of any agreement, contract, commitment or obligation, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a Proceeding at law or in equity.

“BHCA” shall have the meaning set forth in the preamble.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the United States federal government or any day on which banking institutions in Wichita, Kansas or Kirksville, Missouri are authorized or required by Law to be closed.

“Calculation Date” shall have the meaning set forth in Section 1.06(a)(iii).

“Call Reports” shall have the meaning set forth in Section 3.05(c).

“Canceled Shares” shall have the meaning set forth in Section 1.05(d).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended.

“Certificate” shall have the meaning set forth in Section 1.07(a).

“Certificate of Merger” shall have the meaning set forth in Section 2.01(b).

“Closing” shall have the meaning set forth in Section 2.01(a).

“Closing Date” shall have the meaning set forth in Section 2.01(a).

“COBRA” shall have the meaning set forth in Section 3.28(d).

“Code” shall have the meaning set forth in Section 1.07(b).

“Confidentiality Agreement” means the Mutual Confidentiality Agreement, effective as of May 10, 2021, by and between RBI and EQBK.

“Continuing Employee” shall have the meaning set forth in Section 7.07(a).

“Controlled Group Plans” shall have the meaning set forth in Section 3.28(h).

“CRA” shall have the meaning set forth in Section 3.32.

“Director Support Agreement” shall have the meaning set forth in the Recitals.

“Dodd-Frank Act” shall have the meaning set forth in Section 3.36.

“Effective Time” shall have the meaning set forth in Section 2.01(b).

“Employee Plans” shall have the meaning set forth in Section 3.28(a).

“Environmental Inspections” shall have the meaning set forth in Section 6.12(a).

“Environmental Laws” means the common Law and all federal, state, local and foreign Laws or regulations, codes, Orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of human health and the environment, including Laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom, (iv) the conservation of open space, ecosystems, wetlands or water of the United States or a state, and (v) the preservation of cultural or historic structures or artifacts.

“EQBK” shall have the meaning set forth in the preamble.

“EQBK Board” shall have the meaning set forth in the Recitals.

“EQBK Class A Stock” shall have the meaning set forth in Section 1.05(a).

“EQBK Class B Stock” shall have the meaning set forth in Section 1.05(a).

“EQBK Confidential Schedule” is defined in the first paragraph of Article V

“EQBK SEC Reports” means all forms, reports, and documents filed by EQBK with the SEC since its initial public offering.

“Equity Bank” shall have the meaning set forth in the Recitals.

“Equity Adjustment” shall have the meaning set forth in Section 1.06(a)(iv).

“ERISA” shall have the meaning set forth in Section 3.28(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indemnification Obligation” shall have the meaning set forth in Section 7.10(a).

“FDIA” shall have the meaning set forth in Section 2.02(e).

“FDIC” shall have the meaning set forth in Section 2.02(e).

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System.

“Final S Corp Tax Return” shall have the meaning set forth in Section 6.17(a).

“GAAP” shall have the meaning set forth in Section 3.05(b).

“Governmental Entity” means any court, arbitrator, administrative agency or commission, board, bureau or other governmental or Regulatory Agency or instrumentality.

“Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including, among others, asbestos, lead-based paint, urea-formaldehyde, petroleum, crude oil or any fraction thereof or any petroleum product, but does not include de minimis quantities or as office or cleaning supplies.

“Independent Accounting Firm” shall mean a nationally recognized independent accounting firm as may be reasonably acceptable to EQBK and the Shareholder’s Representative.

“Initial Supplement Date” shall have the meaning set forth in Section 6.18.

“Integrated Mergers” shall have the meaning set forth in the Recitals.

“IRS” means the Internal Revenue Service.

“KGCC” shall have the meaning set forth in Section 1.09.

A person has “Knowledge” of, or acts “Knowingly” with respect to, a particular fact or other matter if any individual who is presently serving as a director or “executive officer” (as such term is defined of 12 C.F.R. Part 215 (Regulation O)) of that person, after reasonable inquiry, is actually aware of such fact or other matter.

“Law” shall mean any federal or state constitution, statute, regulation, rule, or common law applicable to a Person.

“Leased Real Property” shall have the meaning set forth in Section 3.09.

“Leases” shall have the meaning set forth in Section 3.11(a)(i).

“Lien(s)” means any mortgage, security interest, pledge, encumbrance or lien (statutory or otherwise).

“Listed Contracts” shall have the meaning set forth in Section 3.11(a).

“Material Adverse Change” means, with respect to any party hereto, any event, occurrence, fact, condition, effect or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise) or reserves, taken as a whole, or (ii) the ability of the parties hereto to consummate the transactions contemplated hereby on a timely basis; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Change: (i) any changes in Laws or interpretations thereof that are generally applicable to the banking or savings industries; (ii) changes in GAAP that are generally applicable to the banking or savings industries; (iii) the execution and delivery of this Agreement, the announcement thereof, or the performance of the transactions contemplated hereby, including any expenses which are reasonably incurred in connection with this Agreement or the transactions contemplated by this Agreement; (iv) changes in global, national or regional political conditions or general economic or market conditions in the United States or the State of Kansas or Missouri, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry; (v) general changes in the credit markets or general downgrades in the credit markets; (vi) actions or omissions of a party taken as required by this Agreement or with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated by this Agreement; (vii) any natural or man-made disaster or acts of God; (viii) outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; or (ix) any litigation relating to this Agreement or the transactions contemplated hereby; provided, that, in the case of clauses (i), (ii), (iv) (v), (vii) or (viii), such party is not affected to a greater extent than other Persons, bank holding companies or insured depository institutions in the industry in which such party operates.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 1.05(b).

“Merger Sub” shall have the meaning set forth in the Preamble.

“Minimum Equity” shall have the meaning set forth in Section 1.06(a)(v).

“Missouri DOF” shall have the meaning set forth in Section 2.02(b).

“MRS” shall have the meaning set forth in Section 1.01.

“Nonqualified Deferred Compensation Plan” shall have the meaning set forth in Section 3.28(l).

“Order” shall mean any award, decision, decree, injunction, judgment, order, ruling, or verdict entered, issued, made or rendered by any court, administrative agency or any other Governmental Entity.

“OREO Property” shall have the meaning set forth in Section 3.09.

“OSBC” means the Office of the State Bank Commissioner of Kansas.

“Owned Real Property” shall have the meaning set forth in Section 3.09.

“Permitted Encumbrances” shall mean only (i) Liens for Taxes not yet due and payable and that do not constitute penalties, (ii) statutory Liens of landlords, (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent, (iv) zoning, building, or other restrictions, variances, covenants, rights of way, rights of subtenants, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by the Bank, or have a material detrimental effect on the value thereof or its present use.

“Per Share Merger Consideration” shall have the meaning set forth in Section 1.06(a)(vi).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“PPACA” shall have the meaning set forth in Section 3.28(d).

“Pre-Closing Tax Period” shall mean any taxable period ending prior to or on the Closing Date, and in the case of a Straddle Period, the portion of the Straddle Period ending on and including the Closing Date.

“Proceeding” means any action, claim, audit or other inquiry, hearing, investigation, suit or other charge or proceeding (whether civil, criminal, administrative, investigative, formal or informal) by or before any Governmental Entity or before an arbitrator or arbitral body or mediator.

“Property” or “Properties” shall mean the Owned Real Property and Leased Real Property.

“Proprietary Rights” shall have the meaning set forth in Section 3.15.

“QSSS Election Date” shall have the meaning set forth in Section 3.12(m).

“QSub” shall have the meaning set forth in Section 3.12(m).

“RBI” shall have the meaning set forth in the preamble.

“RBI Board” shall have the meaning set forth in the Recitals.

“RBI Confidential Schedule” is defined in the first paragraph of Article III.

“RBI Constituent Documents” shall have the meaning set forth in Section 3.04(a).

“RBI Financial Statements” shall have the meaning set forth in Section 3.05(a)(ii).

“RBI Merger Costs” shall have the meaning set forth in Section 1.06(a)(vii).

“RBI Stock” shall have the meaning set forth in Section 1.05(b).

“RBI Trust” shall have the meaning set forth in the preamble.

“RBI Trust Confidential Schedule” is defined in the first paragraph of Article IV.

“Regulatory Agency” means (i) any self-regulatory organization, (ii) the Federal Reserve, (iii) the FDIC, (iv) Missouri DOF, (v) the OSBC, or (vi) any other federal or state governmental or regulatory agency or authority having or claiming jurisdiction over a party to this Agreement or the transactions contemplated hereby.

“Requisite RBI Vote” shall have the meaning set forth in Section 8.03.

“Retirement Plan” shall have the meaning set forth in Section 6.13(a).

“S Election Date” shall have the meaning set forth in Section 3.12(m).

“S Corporation” shall have the meaning set forth in Section 3.12(m).

“SEC” shall have the meaning set forth in Section 3.37.

“Second Certificate of Merger” shall have the meaning set forth in Section 1.09.

“Secondary Investigation” shall have the meaning set forth in Section 6.12(a).

“Second Effective Time” shall have the meaning set forth in Section 1.09.

“Second Step Merger” shall have the meaning set forth in the Recitals.

“Securities Act” shall mean Securities Act of 1933, as amended.

“Shareholder Consent” shall have the meaning set forth in the Recitals.

“Shareholder’s Representative” shall have the meaning set forth in Section 6.17(a).

“SOA” shall have the meaning set forth in Section 6.19(b).

“Special Dividend Cap” shall have the meaning set forth in Section 1.08.

“Special Dividend Payment” shall have the meaning set forth in Section 1.08.

“Straddle Period” shall have the meaning set forth in Section 6.17(b).

“Subsidiary” means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, a majority equity interest.

“Surviving Corporation” shall have the meaning set forth in Section 1.01.

“Tail Policy” shall have the meaning set forth in Section 7.10(d).

“Tax” or “Taxes” means all (i) taxes and other assessments, charges, fees, customs, duties, levies or other similar governmental charges of any nature, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, escheat, abandoned or unclaimed property, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, charges, duties, levies, penalties and interest; (ii) any liability for the payment of any amount of a type described in clause (i) arising as a result of being or having been a member of any affiliated, consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto; and (iii) any liability for the payment of any items described in this paragraph that are attributable to another Person but that are collected from RBI or its Subsidiaries or that RBI or is Subsidiaries are liable to pay by Law, by contract or otherwise, whether or not disputed.

“Tax Proceeding” shall have the meaning set forth in Section 6.17(d).

“Tax Return” means any return, declaration, designation, form, election, estimate, notice, filing, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (in each case, whether in written, electronic or other form).

“Terminated Employee” shall have the meaning set forth in Section 7.07(a).

“Transfer” shall have the meaning set forth in Section 6.22.

“Transfer Taxes” shall have the meaning set forth in Section 6.17(c).

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Treasury Regulations.

“Welfare Plan” shall have the meaning set forth in Section 6.13(b).

Section 11.13 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

Section 11.14 Rules of Construction. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a Person are also to its permitted successors or assigns. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 11.15 Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement or any particular section. Any and all schedules, exhibits, certificates or other documents or instruments referred to herein or attached hereto are and will be incorporated herein by reference hereto as though fully set forth herein.

Section 11.16 Public Disclosure. None of EQBK, Merger Sub or RBI, or any Affiliate or Subsidiary of the same, will make any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement (which shall not be unreasonably withheld, conditioned or delayed); provided, however, that (i) EQBK and RBI are permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable Law, that may be necessary to obtain regulatory approval for the transactions contemplated hereby, or that may be necessary to enforce the obligations under this Agreement and (ii) EQBK may disclose the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby to potential investors in EQBK that are bound by a confidentiality agreement.

Section 11.17 Extension; Waiver. At any time prior to the Closing Date, EQBK, on the one hand, and RBI, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements, covenants or conditions contained herein. Such action will be evidenced by a signed written notice given in the manner provided in Section 11.08. No party to this Agreement will by any act (except by a written instrument given pursuant to Section 11.08) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise nor any delay in exercising any right, power or privilege hereunder by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. Any party may unilaterally waive a right which is solely applicable to it.

Section 11.18 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

Section 11.19 No Third Party Beneficiaries. Except for Section 7.10, nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

EQUITY BANCSHARES, INC.

By:	/s/ Brad S. Elliott
Name: Brad S. Elliott
Title: Chairman and Chief Executive Officer

TRUMAN MERGER SUB, INC.

By:	/s/ Brad S. Elliott
Name: Brad S. Elliott
Title: President

ROCKHOLD BANCORP.

By:	/s/ Rennetta A. Rockhold
Name: Rennetta A. Rockhold
Title: President

/s/ Rennetta A. Rockhold
Rennetta A. Rockhold, as trustee of
The Rockhold BanCorp Stock Trust

[Signature Page to Agreement and Plan of Merger]